PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
        (as permitted by Rule 14a6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             WESTERN MICROWAVE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             WESTERN MICROWAVE, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
        14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2)
        of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]     Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11

        (1) Title of each  class of  securities  to which  transaction  applies:
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        (2) Aggregate number of securities to which transaction applies: N/A

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            pursuant to Exchange Act Rule 0-11: N/A

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[ ]     Check box if any part of the fee is offset as provided  by Exchange  Act
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        (2) Form, Schedule or Registration Statement No.:
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                             WESTERN MICROWAVE, INC.

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF THE
                   ANNUAL MEETING TO BE HELD ON JULY 15, 1997

         A Special Meeting of Shareholders in Lieu of the Annual Meeting of Western Microwave, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on July 15, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

         1.   To elect directors for the ensuing year.

         2.   To approve the Plan of Dissolution and Liquidation of the Company.

         3.   To select the Trustee of the Liquidating Trust.

         4. To approve the amendment of the Articles of Incorporation of the Company.

         5. To ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on June 6, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.


                                          By Order of the Board of Directors,



                                          Basil Hefni, Secretary

Sunnyvale, California
June 16, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.








                             WESTERN MICROWAVE, INC.

       PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF
                 THE ANNUAL MEETING TO BE HELD ON JULY 15, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

--------------------------------------------------------------------------------
GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Western Microwave, Inc. (the "Company") for use at the Special Meeting of Shareholders in lieu of the Annual Meeting to be held on July 15, 1997, at 10:00 a.m., local time, or at any adjournment thereof (the "Special Meeting"), for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders in lieu of the Annual Meeting. The Special Meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

         All executed proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Special Meeting. Any proxy may be revoked by a shareholder at any time before its exercise.

         The Company's mailing address is P.O. Box 64252, Sunnyvale, California 94088 and its telephone number is (408) 745-6679.

         These proxy materials were mailed on or about June 16, 1997 to all shareholders entitled to vote at the meeting. A copy of the Company's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, as amended by the Company's Form 10-KSB/A for the fiscal year ended September 30, 1996, both as filed with the Securities and Exchange Commission, and a copy of the Company's latest Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, as amended by the Company's Form 10-QSB/A for the quarter ended March 31, 1997, both as filed with the Securities and Exchange Commission, are enclosed herewith as Exhibits 1-4, respectively. The Company meets the definition of a "small business issuer" for purposes of the Securities Exchange Act of 1934 and, as such, uses Forms 10-KSB and 10-QSB for its annual and quarterly reports.

VOTES REQUIRED AND SOLICITATION

         General. Each outstanding share of the Company's Common Stock as of the record date is entitled to one vote per share on all matters to be submitted to the shareholders at the Special Meeting. The holders of a majority of the total shares entitled to vote, present in person or by proxy, constitute a quorum for the transaction of business at the Special Meeting.








         Amendment to Articles of Incorporation and Adoption of the Plan of Liquidation of the Company. The proposed amendment to the Company's Articles of Incorporation to change the name of the corporation from Western Microwave, Inc. to WMI Corporation and the approval of the Plan of Dissolution and Liquidation of the Company must be approved by the affirmative vote, either in person or by proxy, of the holders of more than two-thirds (2/3) of the issued and outstanding shares entitled to vote thereon.

         Election of Directors, Selection of the Trustee of the Liquidating Trust and Appointment of Accountants. The vote of a majority of the shares present at the meeting, in person or by proxy, is required for the election of directors, the selection of the Trustee of the Liquidating Trust and the ratification of the appointment of the independent public accountants. Cumulative voting shall not apply to the election of directors by the shareholders.

         Effect of Abstentions and Broker Non-Votes. If a share is represented for any purpose at the Special Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Special Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

SHAREHOLDER PROPOSALS

         Any proposal of shareholders intended to be presented at the Company's 1998 Annual Meeting to be held on or about February 20, 1998 if approval for the Plan of Liquidation of the Company is not received by the shareholders, must be received by the Company no later than November 30, 1997 in order for it to be included in the Company's Proxy Statement and Form of Proxy relating to that meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK; RECORD DATE

         Shareholders of record at the close of business on June 6, 1997 are entitled to notice of and to vote at the meeting. At the record date, 1,528,491 shares of the Company's Common Stock were issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of May 16, 1997 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Senior Executives"), and (iv) by all current directors and executive officers as a group:

Beneficial Owner                       Number of Shares     Percentage of Common
                                     Beneficially Owned(1)    Stock Outstanding
--------------------------------------------------------------------------------

5% Shareholders

Microwave Engineering                      224,500                  14.7%
  Corporation
1551 Osgood Street
North Andover, MA  01845

Directors and Other Senior
Executives


Dr. Ibrahim Hefni                          606,700 (2)(3)(4)        39.7%

James M. Herrmann                          265,500 (2)(5)           17.4%

Basil Hefni                                240,000                  15.7%

All directors and executive                846,700                  55.4%
officers as a group (3 persons)
--------------------------------------------------------------------------------

1 The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the Securities and Exchange Commission, each shareholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after May 16, 1997. As of such date, there were no outstanding options.

2 Includes 224,500 shares owned by Microwave Engineering Corporation of which Dr. Hefni and Mr. Herrmann are directors.

3 Does not include 240,000 shares beneficially owned by Basil Hefni as to which shares Dr. Hefni disclaims beneficial ownership. Basil Hefni is Dr. Hefni's adult son and does not share the same residence as Dr. Hefni.

4 Includes 41,000 shares beneficially owned by a corporation 50% of which is owned by Dr. Hefni.

5 Includes 41,000 shares beneficially owned by a corporation 50% of which is owned by Mr. Herrmann.

                             ELECTION OF DIRECTORS

GENERAL

         The Company's By-Laws provide for an indefinite number of directors of not less than three (3) nor more than seven (7) directors. For the coming year, the Board of Directors has determined to maintain the number of directors at three (3).

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's three nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Special Meeting in lieu of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, Management is not aware of any nominee who is unable or will decline to serve as a director. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

         Each of Management's nominees named below presently serves on the Company's Board of Directors. Basil Hefni was appointed to the Board on August 11, 1995 to fill a vacancy created by the resignation of Michael Ghandehari, who had been elected to the Board at the 1995 Annual Meeting of Shareholders. Mr. Ghandehari resigned his position as a director of the Company after the closing of the sale of the WMI Business as a result of his subsequent employment by the Buyer of the WMI Business.

Nominees for Board of Directors

         The names of the nominees and certain information about them are set forth below:

                                                                                         Director
Name of Nominee                    Principal Occupation                                   Since               Age
------------------------------------------------------------------------------------------------------------------------------


Dr. Ibrahim Hefni                  President, Treasurer and Chief                          1989                 69
                                   Executive Officer of the Company

James M. Herrmann                  President and Director of                               1990                 51
                                   Microwave Engineering
                                   Corporation, a manufacturer of
                                   microwave and millimeter wave
                                   components

Basil Hefni                        Self-Employed--Private Investor;                        1995                 37
                                   Secretary of the Company
------------------------------------------------------------------------------------------------------------------------------

         Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. Basil Hefni is the son of Dr. Ibrahim Hefni. There are no other family relationships between any director or executive officer of the Company.

         Dr. Hefni was elected as Acting Chief Executive Officer of the Company in February 1990 and assumed the offices of Chief Executive Officer, President and Treasurer in November 1991. On August 6, 1993, Dr. Hefni resigned as President and Treasurer due to illness and on November 18, 1993, Dr. Hefni resigned as Chief Executive Officer. Dr. Hefni reassumed the positions of Chief Executive Officer, President and Treasurer on March 8, 1994.

         Michael Ghandehari, who was elected to the Board of Directors at the 1995 Meeting of Shareholders, resigned his position as a director on August 11, 1995, after the closing of the sale of the WMI Business (as defined herein) to ST Microwave Corp. as a result of his subsequent employment by the buyer of the WMI Business. On August 11, 1995, the Board of Directors appointed Basil Hefni to fill the vacancy created by the resignation of Mr. Ghandehari to serve until the next Annual Meeting of Shareholders. Basil Hefni was also elected to serve as Secretary of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of one meeting during the fiscal year ended September 30, 1996. The Board of Directors has neither an Audit Committee nor a Compensation Committee. All matters involving the Company's accounting principles and recording practices and matters involving executive compensation are determined by the full Board. There is no nominating committee or committee performing the functions of a nominating committee.

EXECUTIVE OFFICERS OF THE COMPANY

         The present executive officers of the Company are as follows:


         NAME                                      POSITION
--------------------------------------------------------------------------------
 Dr. Ibrahim Hefni                President, Treasurer & Chief Executive Officer

 Basil Hefni                      Secretary
--------------------------------------------------------------------------------

REMUNERATION OF EXECUTIVE OFFICERS

         The following table shows the total compensation of the Company's Chief Executive Officer and of the other executive officers of the Company for the periods indicated:

                           Summary Compensation Table

Name and                                                                            Other Annual        Long-Term
Principal Position                  Year           Salary            Bonus          Compensation       Compensation(1)
----------------------------------------------------------------------------------------------------------------------
Ibrahim Hefni
   President, Treasurer & CEO       1996         $-0-             $ -0-              $328,000(6)            None
   President, Treasurer & CEO       1995         $150,000         $ 398,000(2)       $100,000(3)            None
   President, Treasurer & CEO       1994         $-0-             $ -0-               None                  (4)



Michael Ghandehari(5)
   No Office Held                   1996         $-0-             $ -0-               None                  None
   Secretary                        1995         $-0-             $ -0-               None                  None
   Secretary                        1994         $69,235          $ -0-               None                  None
----------------------------------------------------------------------------------------------------------------------


1        Includes any award of restricted  stock,  stock options granted,  SARs,
         long-term  incentive  plans  or  similar  arrangements   providing  for
         long-term compensation.

2 In fiscal 1995, Dr. Hefni was paid an aggregate of $398,000 as compensation for the management of the Company's's investment portfolio for the four (4) year period 1991 through 1995 based on a percentage of the income and net appreciation in the value of the investment portfolio.

3 In fiscal 1995, Dr. Hefni was paid an environmental consulting fee of $100,000 in addition to his salary as President, Treasurer and CEO.

4 In consideration of all services rendered to the Company in fiscal 1994, Dr. Hefni was granted an option in fiscal 1995, exercisable at any time within 10 years, to purchase up to 150,000 shares of the Company's Common Stock at the current fair market value per share on the date of such grant of $1.00 per share. On May 29, 1996, Dr. Hefni exercised such option in full.

5 On August 6, 1993, the Board of Directors appointed Mr. Ghandehari to serve as Acting President and Treasurer of the Company as a result of the illness of Dr. Hefni. On March 8, 1994, Dr. Hefni resumed the positions of President, Treasurer and Chief Executive Officer. Mr. Ghandehari resigned as a director of the Company in August 1995.

6 In fiscal 1996, Dr. Hefni was paid an environmental consulting fee of $150,000, portfolio management fees of $66,000 and a portfolio value increase fee of $112,000.

Except as set forth in Footnote 4 above, neither the Company's Chief Executive Officer nor any other executive officer has been granted any stock options or stock appreciation rights ("SARs") or participates in any other long-term incentive plan ("LTIP") at the Company.

The Company has no employment contracts or other compensatory plans or arrangements providing for any payments by the Company upon the resignation, retirement or other termination of any executive officer's employment with the

Company or upon a change in control of the Company. The Company did not pay any Directors' fees during fiscal 1995 or fiscal 1996.

CERTAIN  TRANSACTIONS

During fiscal 1996, Dr. Hefni was paid $150,000 for environmental consulting services provided to the Company in connection with the remediation at the Company's former headquarters at 1271 Reamwood Avenue, Sunnyvale, California (the "Former Headquarters"). Dr. Hefni was also paid portfolio management fees of $66,000 and a portfolio value increase fee of $112,000 in connection with the management of the funds of the Company. See "Remuneration of Executive Officers."


                                 PER SHARE DATA

The table below reflects the per share data for the Company for the fiscal years ended September 30, 1992, 1993, 1994, 1995 and 1996.


                                                 Fiscal Year Ended September 30,

                                  1996          1995           1994           1993          1992
Income (loss) per share
of common stock                 $.(08)          $.25           $.04           $.01        $.(06)

Dividend per share of                0             0              0              0            0
common stock

Weighted average
number of shares of
common stock                 1,450,049     1,381,033      1,384,591      1,384,591    1,394,179
outstanding



                                MARKET PRICE DATA

The table below shows the range of high and low bid quotations, as reported in the Nasdaq Over-The-Counter Market for the Company's Common Stock for the periods indicated.

                        Fiscal Year 1996                  Fiscal Year 1995
                        ----------------                  ----------------

                       High            Low               High           Low

First Quarter           1 7/8          1 3/8              1 1/8          1

Second Quarter          1 5/8          1 1/4              1              1

Third Quarter           1 5/8          1 1/4              1 1/2          1

Fourth Quarter          1 1/2          1                  2 1/8          1



The average of the bid and ask prices for the Company's Common Stock on May 16, 1997 was 1.84.

The over-the-counter market quotations shown above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

On July 20, 1995, the date of execution of the Asset Purchase Agreement by and between the Company and ST Microwave Corp. for the sale of the WMI Business (as discussed below), the high and low bid quotations for the Company's Common Stock were 2 and 1 5/8, respectively. On July 26, 1995, the date immediately prior to the public announcement of the consummation of the sale of the WMI Business, the high and low bid quotations for the Company's Common Stock were 2 3/8 and 2 1/8, respectively.

On May 9, 1996, the Company's Common Stock was deleted from The Nasdaq SmallCap Market. The Company's Common Stock continues to trade on the Nasdaq OTC Bulletin Board. See: PROPOSED LIQUIDATION OF THE COMPANY; Background - Delisting of the Company's Securities from the Nasdaq SmallCap Market. The last trading price for the Company's Common Stock on May 9, 1996 was 1 3/8.

No dividends have been paid by the Company on its Common Stock during the five-year period ended September 30, 1996; provided, however, that in the second quarter of the 1992 fiscal year, the Company announced the redemption, in their entirety, of all outstanding Rights under the Company's Common Shares Rights Agreement dated as of February 17, 1989 at a redemption price of $.01 per Right payable in cash to holders of record as of February 11, 1992. The total redemption of such Rights was effected during the second quarter of the 1992 fiscal year at a cost to the Company of $14,052.33, which amount was characterized as an extraordinary dividend distribution. The Company had approximately 600 shareholders of record as of May 16, 1997.

                       PROPOSED LIQUIDATION OF THE COMPANY

BACKGROUND:

History of the Business. In fiscal 1989, the Company began to experience a decline in sales attributable to a significant demand reduction in the defense electronics industry as a whole. This trend continued for the next seven (7) fiscal years with annual sales decreasing from approximately $9.7 million in fiscal 1989 to approximately $2.15 million in fiscal 1995 (or a reduction of approximately 78%). During this same period, a number of lawsuits were instituted against the Company alleging that the Company was responsible for contamination of the soil and groundwater at or in the vicinity of the Company's Former Headquarters.

In response to decreasing sales levels and increasing environmental and legal costs, both of which had a significant adverse effect on the Company's results of operations, management instituted a series of cost reduction programs in an attempt to remain profitable. Significant cost cutting measures instituted by management in 1990 and 1991 resulted in a return to profitability in fiscal 1991 with the Company reporting net income of approximately $1.08 million. However, the Company was unable to sustain profitable operations in 1992 - 1995 in the face of decreasing sales and increasing legal and environmental costs. During this same period, the Company's operations were also adversely impacted by the sudden illness of Dr. Ibrahim Hefni, the Company's President and Chief Executive Officer. This resulted in a series of management changes until Dr. Hefni's return to work on a full-time basis in fiscal 1994.

Notwithstanding continuing cost cutting measures, the Company was unable to return to profitability in any year after 1991. Although the Company reported net income of approximately $9,000, $55,000 and $339,000 in fiscal years 1993, 1994 and 1995, respectively, such income was attributable exclusively to the investment of the Company's current assets, while the business continued to generate an operating loss.

As a result of the above, the Company's Board of Directors determined that it was in the best interests of the Company and its shareholders to seek a buyer for the Company's microwave components and subsystems businesses (the "WMI Business"). In reaching this determination, the Board of Directors considered, and rejected, the following alternatives to a sale of the WMI Business:

         1. Further downsizing of the operation in response to declining sales. This was rejected because many of the remaining costs associated with the continued operation of the business were fixed and could not be decreased to accommodate declining sales.

         2. The development of new product lines in an attempt to generate sales in non-defense related markets. This was rejected because the Company's expertise was in the area of defense and it was not likely that the Company could compete in the commercial markets.

         3. The acquisition of one or more other defense related companies. This was rejected because the Company did not have sufficient capital to effect a significant acquisition and because the consolidation of the defense related industry was being effected by companies which had significantly greater resources.

         4. The cessation of the business in its entirety. This was rejected because the Board of Directors believed that the sale of the WMI Business as a "going concern" would maximize the value of the Company's assets as compared to a liquidation of the equipment and machinery.

         Based on the above, in February 1994, the Company's Board of Directors openly solicited offers for the purchase of the WMI Business. Although preliminary discussions were held with three (3) prospective purchasers, no offers were received in response to the solicitation and the original offering period terminated in accordance with its terms on March 31, 1994.

         As a result of the prior solicitation, in the early part of 1995, ST Microwave Corp. expressed a renewed interest in acquiring the WMI Business. The Company's lease for its facility on Mercury Drive in Sunnyvale, California was also due to expire in September of 1995, the Company continued to generate operating losses and the Company's backlog continued to decline. Accordingly, after a review of the future prospects for the Company's defense business, and having solicited offers from other prospective purchasers without success, the Board of Directors determined that it was in the best interests of the Company and its shareholders to sell the WMI Business to ST Microwave Corp. The Board also determined that it was in the Company's best interests to complete the sale as quickly as possible to maximize the value of the Company's assets on a going concern basis.

         Sale of the WMI Business. In July 1995, the Company sold the WMI Business other than machine shop assets, production machinery and equipment not related to the WMI Business to ST Microwave Corp. in a cash transaction valued at approximately $1.17 million. Between July 21, 1995 and September 15, 1995 when the Company's lease for the Former Headquarters expired, the Company disposed of the machine shop assets, production machinery and equipment not related to the WMI Business. As a result of such transactions, the Company is no longer engaged in the WMI Business, has no employees other than corporate officers and maintains no facilities, except for an office for the conduct of its accounting, investment and environmental cleanup activities.

         Under the Virginia Stock Corporation Act, which is applicable to the Company, the sale by a corporation of all, or substantially all, of its property, other than in the usual and regular course of business, must be approved by the shareholders of the Company by a vote of more than two-thirds of the issued and outstanding shares entitled to vote. Because the purchase price of approximately $1.17 million received by the Company for the sale of the WMI Business constituted less than 25% of the value of all of the Company's assets and properties on the date of the sale, the Board of Directors determined that the provisions of Virginia corporate law requiring shareholder approval for a sale of substantially all assets did not apply to the transaction. The sale of the WMI Business was therefore effected by the Board of Directors without submitting the matter to the shareholders for approval.

         Status of Environmental Liability. Since the sale of the WMI Business in July 1995, the Company has been working to resolve its ongoing environmental liability for the cleanup of the Company's Former Headquarters. Under settlement agreements entered into by the Company in 1992, the Company agreed to undertake soil and groundwater remediation in accordance with certain site cleanup orders adopted by the California Regional Water Quality Control Board (the "RWQCB"). These orders were adopted by the RWQCB in 1994 and were reapproved, with some modification, by the RWQCB in April 1997. The Company is considering appealing the April 1997 order, which could further delay final resolution of the environmental remediation and distribution of any excess holdback to the shareholders.

         Since the adoption of the site cleanup orders, the RWQCB and the Company have disagreed as to the extent of the Company's liability for the contamination. In addition, significant disagreements have arisen between the Company and the other parties to the settlement agreements regarding the Company's rights and obligations in connection with the cleanup. Lastly, as a result of further investigation at the site, the Company believes that there are other parties who have contributed to the contamination at the Former Headquarters and the Company is pursuing its claims against those other parties. As a result of all of the above, the Board of Directors has determined that the cleanup of the environmental contamination at the Former Headquarters will not be accomplished for a number of years and will involve significant additional expense to the Company.


         Delisting of the Company's Securities from the Nasdaq SmallCap Market. On February 21, 1996, the Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that as a result of the sale of the WMI Business, the Company was analogous to a "public shell" and that there was probable cause for the immediate delisting of the Company's securities from the Nasdaq SmallCap Market. In response to such notice, the Company filed a written protest and, subsequently, a hearing was held before the Nasdaq Hearing Panel. On May 8, 1996, the Company was notified that its securities were to be deleted from The Nasdaq SmallCap Market effective May 9, 1996. The Company's securities were no longer traded on The Nasdaq SmallCap Market after May 9, 1996. The Company's securities are currently traded on the Nasdaq OTC Bulletin Board. As inclusion on the Nasdaq OTC Bulletin Board is dependent upon the willingness of market makers to make a market in any given security, however, there can be no assurance that the Company's securities will continue to trade on the Nasdaq OTC Bulletin Board or any other exchange.

PLAN OF DISSOLUTION AND LIQUIDATION:

         Adoption of Plan by Board of Directors. Based on the factors set forth above, on May 9, 1996, the Board of Directors of the Company approved a plan of dissolution and liquidation of the Company (the "Plan"), subject to the approval of the shareholders of the Company. The following summary description of the Plan is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Appendix 1. The Plan provides that upon adoption by the Shareholders, the Company will be dissolved and its corporate existence terminated in accordance with Virginia law.

         Sale or Other Disposition of Remaining Assets. Pursuant to the Plan, the Company will dispose of any remaining assets other than (i) cash and marketable securities or (ii) any assets associated with the cleanup of the Former Headquarters. At March 31, 1997, substantially all of the Company's assets consisted of cash and marketable securities.

         Environmental Reserve. The Company has previously established a reserve to cover the potential costs and expenses to complete the cleanup of the environmental contamination at the Company's Former Headquarters and matters related thereto (the "Environmental Reserve"). At March 31, 1996, the amount of the Environmental Reserve was $1 million. Because it is anticipated that the cleanup of the Former Headquarters may not be accomplished for a number of years, and because changes and conditions at the site as the cleanup is undertaken or other unknown circumstances may result in a significant increase in future clean up costs which cannot be anticipated at this time, the Board of Directors intends to hold back $3 million from the initial distribution to the Shareholders pending the final resolution of the environmental cleanup (the "Environmental Holdback").

         The proposed liquidation will not discharge the Company's environmental liabilities. A Liquidating Trust is being established by the Board of Directors to make available assets for the environmental remediation at the Company's Former Headquarters and matters related thereto (the "Environmental Remediation"). See -Liquidating Trust Agreement. If the Environmental Holdback is insufficient to discharge the Company's obligations, the Shareholders may be liable in the amount of any distributions made to such Shareholders by the Company or the Trustee of the Liquidating Trust.

         If, when the Environmental Remediation is completed, the full amount of the Environmental Holdback has not been utilized, the remainder, if any, will be distributed to the Shareholders holding interests in the Liquidating Trust at such time that the distribution is made.

         Estimated Amount Available for Distribution per Share. The following estimate of the amount available for distribution to shareholders is based upon the Board of Directors' best estimates of the amounts available, the expenses to be incurred and provisions for outstanding contingent liabilities. Although the Directors have carefully reviewed all of this material, it must be emphasized that THESE AMOUNTS ARE ESTIMATES ONLY AND MUST BE CONSIDERED AS PRELIMINARY. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE ESTIMATED LIQUIDATION AMOUNT WILL BE ACTUALLY REALIZED OR THAT THE AMOUNTS DISTRIBUTED TO SHAREHOLDERS WILL NOT VARY MATERIALLY FROM THE PRELIMINARY AMOUNTS WHICH ARE SET FORTH BELOW.

         While it is not possible to determine the exact amount that may ultimately be distributed if the Plan is adopted by the shareholders, the Directors believe that the amount available for immediate distribution as a result of the liquidation will aggregate approximately $2.36 per share as set forth below:



     Net Assets at March 31, 1997
         (PRIOR TO Adjustment for Environmental Holdback)            $ 6,803,498

     Less:
     Environmental Holdback                                          $ 3,000,000

     Provision for Other Contingencies and Expenses                  $   200,000
                                                                     -----------


                  Total Assets Available for Distribution            $ 3,603,498

Shares issued and outstanding                                          1,528,491

Projected liquidation amount per share:                              $      2.36
                                                                     ===========



         Distributions to Shareholders. Subject to the payment of or making provision for the debts, expenses, taxes and other liabilities of the Company, including contingent and environmental liabilities, all of the assets of the Company shall be distributed pro rata to its shareholders in one or a series of distributions, as determined by the Board of Directors. Within 90 days after adoption of the Plan by the shareholders, the Board of Directors anticipates making a distribution to shareholders of such assets as are available in excess of the Environmental Holdback, after having discharged or reserved for all other expenses and liabilities of the Company. The Board of Directors anticipates that the amount of the first distribution and liquidation will be approximately $2.36 per share for each share of common stock issued and outstanding.

         Liquidating Trust Agreement. The Board of Directors will create a Liquidating Trust for the benefit of the Company's shareholders to hold the Company's assets and to satisfy the Company's liabilities and expenses during the liquidation. Shareholders will participate pro rata, in accordance with their percentage stock ownership interests in the Company, in any assets remaining in the Liquidating Trust after the payment of all costs and expenses and the satisfaction of all liabilities and other financial obligations by the Company. The Directors believe that the reserved amounts for future environmental costs and other contingencies and expenses will be sufficient to satisfy all present and future obligations of the Company during the liquidation. However, no assurances can be given that any assets will remain in the Liquidating Trust after the satisfaction of such liabilities and expenses or that any amounts will be available for future distribution from the Liquidating Trust. Further, due to the lengthy time period anticipated for resolution of the environmental issues, the existence of the Liquidating Trust may continue for a considerable period of time subsequent to the legal dissolution of the Company for purposes of discharging the Liquidating Trust's liabilities and distributing the Liquidating Trust's assets.

         Tax Issues Relating to Distributions. As noted below under "Federal Income Tax Consequences," the amount of the Environmental Holdback will be taxable to shareholders in 1997, although the Environmental Holdback may not be distributed for several years, and then, only to the extent the Environmental Holdback has not been used to discharge the Company's liabilities for environmental matters. The Environmental Holdback and Other Contingencies and Expenses aggregating $3,200,000 represents approximately $2.09 per share. Therefore, it is anticipated that shareholders will be taxed on $4.45 per share in 1997 although only $2.36 per share is expected to be distributed. To the extent a portion, or all, of the Environmental Holdback or Other Contingencies and Expenses is expended to discharge liabilities and is not available for distribution to shareholders, the shareholders will be entitled to take a capital loss. Such capital losses may be carried forward by shareholders but may not be carried back.

         While funds are held in the Liquidating Trust, annual income on such funds will be distributed to the shareholders and will be taxable to the shareholders. While it is anticipated that such income will not be taxed at the liquidating trust level, the Company has not obtained a ruling from the IRS to that effect and it is possible that the IRS could assert that the liquidating trust should be taxed as a corporation.

         In addition, at the time of the initial distribution to shareholders and to the Liquidating Trust, the Company will liquidate its portfolio of securities and will incur some corporate tax liability.

         Investment of Proceeds. Pending any liquidating distributions, the assets of the Company will be invested in such manner as the Board of Directors, in its sole discretion, deems appropriate, with a view towards the preservation of such assets. The portion of the Company's assets which are placed in the Liquidating Trust pending final resolution of the Company's environmental liabilities will be invested in demand and time deposits in savings institutions, or temporary investments such as short-term certificates of deposit or Treasury Bills.

         Costs and Expenses. The Board of Directors will authorize the payment of reasonable and necessary expenses relating to the administration of the Plan and liquidating distributions contemplated thereunder, including but not limited to all legal, accounting, printing, appraisal and other fees and expenses of persons rendering services to the Company. The Plan also authorizes the payment of reasonable compensation to any person providing services on behalf of the Company
                                      -14-







in connection with the resolution of the Company's environmental matters and the investment of the Company's assets pending final liquidation.

         Compliance with Virginia Law. Upon approval of the Plan by the shareholders, the Board of Directors will take the following steps in compliance with Virginia law relating to dissolution:

                  1. Articles of Dissolution will be filed with the Virginia Secretary of State, pursuant to the Virginia Stock Corporation Act (the "Virginia Act"), and notice will be published and sent to known creditors. The giving of the notice to creditors starts the running of various statutory time periods within which claims must be filed against the Company by any persons asserting such claims.

                  2. The Virginia Act provides that the creditors must be afforded at least 120 days from the date of notice sent by the Company to known creditors, in which period such creditors may confirm the claims to the Company. If a claim is not admitted by the Company, the creditor has a maximum of 210 days to commence a proceeding to enforce the claim. By the conclusion of these statutory periods, the Company should be able to ascertain the need for establishing additional contingent reserves for creditors.

                  3. After provision for creditors' claims is made (including establishment of the Liquidating Trust), the various notice periods have expired, and all property has been distributed, Articles of Termination of the Company will be filed and any and all other necessary actions will be taken to terminate the Company's existence.

         Termination of Transferability of Company Shares. The Articles of Dissolution will provide that the Company's share transfer records will be closed. Accordingly, upon filing of the Articles of Dissolution, the transferability of the Company's common stock will cease.

         No Dissenter's Appraisal Rights Under Virginia Law. There are no dissenter's appraisal rights available to shareholders upon liquidation of the Company.

         Required Vote of Shareholders. Virginia law requires that the Plan be approved by vote of the holders of more than two-thirds (2/3) of the Company's shares. If the holders of more than two-thirds (2/3) of its common stock do not vote in favor of the Plan, the Company will continue to operate so as to preserve the value of its assets pending resolution of the environmental remediation of the Former Headquarters and matters related thereto. In addition, the Board of Directors will consider other alternatives available to the Company. The Company may be obligated to seek exemptive relief from compliance with certain provisions of the Investment Company Act of 1940 (the "1940 Act") and, if such relief is not granted, may be required to register under the 1940 Act.

         Directors, Officers and Indemnification. It is anticipated that the Company will continue to compensate certain officers who continue to provide services to the

Company during the period of its winding up pursuant to the Plan. These payments will reduce the amount otherwise available for distribution to the shareholders.

         It is anticipated that all of the Company's directors (each of whom is a shareholder of the Company) will remain directors of the Company until the Company's assets have been distributed and the Certificate of Termination becomes effective.

         The Plan provides, by reference to the Company's Articles of Incorporation, for indemnification to the directors, officers, employees or agents of the Company against all liabilities and expenses in connection with the liquidation or any other affairs of the Company.

                         FEDERAL INCOME TAX CONSEQUENCES

         In General. The following summary of the anticipated federal income tax consequences to the Company and to its shareholders of the proposed sale of assets and liquidation is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder,  current  administrative  interpretations  and court  decisions.  No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

         No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

         The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors. Non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transactions.

         Federal Income Tax Consequences to the Company. The sale of the remainder of the assets of the Company will be a taxable sale by the Company upon which gain or loss may be recognized by the Company. The amount of gain or loss recognized by the Company with respect to a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company with respect to assets it sells will include the amount of cash received, the fair market value of any other property received and the amount of liabilities of the Company assumed by the purchaser, if any. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under the Code. The Company's basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation.

         The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain with respect to certain assets and loss with respect to certain others, depending on the amount of consideration allocated to an asset as compared with the basis of the asset. The gains and losses may offset, except that capital losses may be used to offset only capital gains. The Company may recognize a net gain as a result of the sale of all of its assets.

         Federal  Income Tax  Consequences  to  Shareholders  upon  Liquidation.
Generally, upon the complete liquidation of a corporation, the shareholders recognize gain or loss as measured by the difference between their amount realized and their basis in the liquidating corporation's stock.

         For the Company shareholders who hold common stock as a capital asset, their gain or loss recognized on the liquidation will be treated as a capital gain or loss. In the case of a corporate shareholder, capital losses are allowed only to the extent of capital gains. In the case of a noncorporate shareholder, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate return) or (ii) the excess of such losses over such gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to the limitations in the Code. In the case of a noncorporate taxpayer, excess capital losses may be carried forward indefinitely and used each year subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return), subject to other limitations as provided in the Code.

         At the time of the initial distribution to shareholders estimated at $2.36 per share, the Company will transfer an additional approximately $2.09 per share to the Liquidating Trust. SHAREHOLDERS WILL BE REQUIRED TO INCLUDE BOTH OF THESE AMOUNTS AS INCOME IN THE YEAR OF THE INITIAL DISTRIBUTION. If the amount retained in the Liquidating Trust is reduced by payments of the Company's liabilities prior to distribution to shareholders, shareholders will have a capital loss, which may be carried forward but may not be carried back.

         Federal Income Tax Consequences Relating to the Liquidating Trust. The Company has designed the Liquidating Trust to be taxed as a grantor trust rather than a corporation. In order to comply with IRS ruling guidelines, the Liquidating Trust will invest only in demand and time deposits in banks or savings institutions, or temporary investments such as short-term deposits or Treasury Bills. The Liquidating Trust will distribute its investment income at least annually to shareholders. As beneficiaries of a grantor trust, shareholders will report annually their share of trust income and expenses on their own tax returns. Shareholders should consult their own tax advisors concerning the tax treatment of such income and expenses and any other payments by the Liquidating Trust.

         The Liquidating Trust has been established for a limited term (three years) and with the purpose of settling the company's liabilities and making final distribution to shareholders as promptly as possible. However, should the Liquidating Trust be classified as an association for tax purposes, a corporate tax may be assessed on the Company's income, which would reduce the amount ultimately distributed to shareholders. It is possible that if the Liquidating Trust were reclassified as an association, it would be taxed as a partnership under recently released Treasury regulations governing the classification of entities.

                           SELECTION OF THE TRUSTEE OF
                              THE LIQUIDATING TRUST

         The Board of Directors recommends State Street Bank & Trust Company of California, N.A. to act as Trustee of the Liquidating Trust. The Trustee will administer and invest the Trust assets, pay obligations of the Trust as they come due, and make distributions to shareholders when appropriate.

         The selection of State Street Bank & Trust Company of California, N.A. as the Trustee of the Liquidating Trust requires the holders of a majority of the Company's shares to vote for such Trustee. The Board of Directors recommends that shareholders vote for the selection of State Street Bank & Trust Company of California, N.A. as Trustee.


                     AMENDMENT OF ARTICLES OF INCORPORATION
                   TO EFFECT CHANGE OF NAME OF THE CORPORATION
                              TO "WMI CORPORATION"

         On July 25, 1995, the Company announced that it had completed the sale of the WMI Business to ST Microwave Corp. of Sunnyvale, California (the "Buyer"). The sale of the WMI Business was effected pursuant to the terms and upon the conditions contained in an Asset Purchase Agreement dated July 20, 1995 by and between the Company and the Buyer (the "Asset Purchase Agreement").

         As part of the purchase and sale of the WMI Business, the Company granted to the Buyer a license to utilize the name "Western Microwave" in the conduct of the microwave business formerly carried on by the Company. The Company further agreed to assign all right, title and interest in and to such tradename upon obtaining the necessary shareholder approval to a change in the Company's name. The Board of Directors is recommending shareholders' approval of the change in name, notwithstanding the vote on the Plan of Dissolution and Liquidation, to insure compliance by the Company with its contractual obligation to assign the name "Western Microwave" to the Buyer of the WMI Business.

         The proposed amendment to the Company's Articles of Incorporation, if approved by the shareholders, would change the name of the corporation from Western Microwave, Inc. to WMI Corporation. The Company would then assign to the Buyer all right, title and interest in and to the name "Western Microwave" as required under the Asset Purchase Agreement. The proposed amendment to the Company's Articles of Incorporation is attached hereto as Appendix 2.

         The Board of Directors of the Company approved a proposed amendment to the Articles of Incorporation to change the name of the corporation at the time of the sale of the WMI Business. On February 20, 1996, the Board of Directors approved a resolution recommending to the shareholders that the name of the corporation be changed to WMI Corporation.

         Adoption of the proposed amendment to the Articles of Incorporation requires approval by the holders of more than two-thirds (2/3) of the issued and outstanding shares entitled to vote thereon. The Board of Directors unanimously recommends a vote for the proposed amendment of the Company's Articles of Incorporation to change the name of the corporation to WMI Corporation.


                         RATIFICATION AND APPOINTMENT OF
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Grant Thornton LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending September 30, 1997 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Grant Thornton LLP audited the financial statements of the Company for the fiscal years ended September 30, 1990 through September 30, 1996.

         A representative of Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS

Sale of WMI Business

On July 25, 1995, the Company announced that it had completed the sale of the WMI Business to the Buyer. The sale of the WMI Business was effected pursuant to the terms and upon the conditions contained in the Asset Purchase Agreement. A copy of the Asset Purchase Agreement is included as Exhibit 2 to the Company's 1995 Form 10-KSB, as amended by the Company's 1995 Form 10-KSB/A.

Status of Environmental Litigation

For a discussion of the status of the environmental litigation involving clean-up of the Company's Former Headquarters, including the site clean-up requirements and environmental reserve, see the Company's 1996 Form 10-KSB as amended by the Company's 1996 Form 10-KSB/A, which are enclosed herewith as Exhibits 1 and 2.

Investment of Current Assets

For a discussion of the Company's investment of its current assets in a diversified portfolio of marketable securities pending the resolution of the Company's environmental liability, see the Company's 1996 Form 10-KSB as amended by the Company's 1996 Form 10-KSB/A, which are enclosed herewith as Exhibits 1 and 2.

                                  OTHER MATTERS

         This Proxy Statement incorporates by reference the Company's Form 10-KSB for the fiscal year ended September 30, 1996, as amended by the Company's Form 10-KSB/A for the fiscal year ended September 30, 1996, the Company's Form 10-QSB for the quarter ended December 31, 1996 and the Company's Form 10-QSB for the quarter ended March 31, 1997, as amended by the Company's Form 10-QSB/A for the quarter ended March 31, 1997 (which are enclosed as Exhibits 1-4, respectively), and any other reports the Company has filed, since the end of the fiscal year, pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934.

         The cost of the proxy solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

         Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as Management may recommend.

Dated:  June 16, 1997                       By order of the Board of Directors

                                            Dr. Ibrahim Hefni
                                            President, Treasurer and
                                            Chief Executive Officer

         THE BOARD OF DIRECTORS HOPES THAT THE SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix 1


                       PLAN OF DISSOLUTION AND LIQUIDATION
                                       OF
                             WESTERN MICROWAVE, INC.


1. Scope of Plan. This Plan of Dissolution and Liquidation (the "Plan") is intended to effect the complete, voluntary dissolution and liquidation of Western Microwave, Inc., a Virginia corporation (the "Company"), in accordance with the Virginia Stock Corporation Act.

2. Adoption of Plan by the Board of Directors; Effective Date. The Board of Directors has determined that the Plan is advisable for the Company. The Plan shall be effective on the date (the "Effective Date") on which it is adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of the Company's Common Stock, par value $.10 per share, entitled to vote thereon, at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on July 15, 1997.

3. Liquidation of Assets; Final Discharge of Liabilities; Distribution to Stockholders. After the Effective Date, the Company and its proper officers shall proceed to complete the following actions as promptly as they deem advisable:

         (a) The Company shall sell, exchange, lease or otherwise dispose of any remaining assets, other than cash, of the Company, not already disposed of pursuant to the Asset Purchase Agreement dated July 20, 1995 between the Company and ST Microwave Corp., to any person or persons to the extent that such transaction can be accomplished for consideration and upon terms and conditions deemed by the Board of Directors to be in the best interests of the Company and its stockholders. The Company shall collect or make provision for the collection of accounts receivable, debts and claims owing to it.

         (b) Subject to the payment of or the making of other provision for the debts, expenses, taxes and other liabilities of the Company, including contingent or environmental liabilities, all of the assets of the Company shall be distributed pro rata to its stockholders in one or a series of distributions, at any time or from time to time, in cash or in kind, and in any manner that the Board of Directors, in its discretion, may determine.

         (c) The Board of Directors of the Company may provide for one or more liquidating trustees for the benefit of the Company's stockholders, to authorize the execution and delivery on their behalf of a liquidating trust agreement, and to transfer to such trustees (i) any assets the retention of which may be advisable to meet unascertained or contingent liabilities or expenses, and (ii) any assets held on behalf of stockholders who cannot be located.








         (d) The Board of Directors contemplates that a reserve shall be established to cover the cost of any remaining obligations of the Company to clean-up the alleged contamination of the soil and groundwater at or in the vicinity of the Company's former headquarters at 1271 Reamwood Avenue, Sunnyvale, California (the "Former Headquarters") and to comply with applicable orders of the Superior Court of California, Santa Clara County relating to such clean-up. Since it is anticipated that a number of months will be required to complete the remaining clean-up and other actions necessary to fulfill all the Company's obligations with respect to the alleged contamination of the Former Headquarters, the Board of Directors anticipates making a distribution to the Company's stockholders of such assets as are available in excess of such environmental reserve, after having discharged all other expenses and liabilities of the Company. It is further anticipated that the environmental reserve will be delivered to a suitable liquidating trustee to be held in a liquidating trust (as contemplated in subparagraph (c) above) and invested (as contemplated in paragraph 4 below) until the environmental issues relating to the Former Headquarters are finally resolved. Upon such resolution, such liquidating trustee shall be authorized to distribute the balance remaining in the liquidating trust to the Company's stockholders.

         (e) The Company shall (i) pay and discharge or make adequate provision for the payment and discharge of all debts, expenses, taxes and liabilities of the Company, (ii) withdraw from all jurisdictions in which the Company is qualified to do business, (iii) wind up its business and affairs, and (iv) complete the formal dissolution of the Company under the Virginia Stock Corporation Act.

4. Investment of Proceeds. The cash proceeds of the sale or other disposition of the assets of the Company, if any, shall, pending any liquidating distributions, be invested by the Board of Directors in such manner as the Board of Directors deems appropriate, in its sole discretion; provided, however, that any such proceeds will be invested by the Board of Directors in such manner that the Company will not be deemed an investment company under, and for the purpose of, the Investment Company Act of 1940.

5. Authority of Board of Directors. Implementation of this Plan shall be under the direction of the Board of Directors of the Company, which shall have full authority to carry out the provisions of this Plan or such other actions it deems appropriate without further stockholder action.

6. Indemnification/Insurance. The Board of Directors shall have the power and authority after the effective date of this Plan to purchase and/or continue and maintain insurance as it deems necessary to cover the Company's indemnification obligations. All indemnification agreements to which the Company is a party shall remain in full force and effect after the effective date of this Plan.

                                        2






7. Costs. Without limiting the authority of the Board of Directors to authorize the payment of the Company's expenses, the Board of Directors is authorized, empowered and directed to pay any and all fees and expenses incurred by the Company in connection with the Plan and the sale of assets and liquidating distributions contemplated thereunder, including, but not limited to, all legal, accounting, printing, appraisal and other fees and expenses of persons rendering services to the Company.

8. Amendment. Notwithstanding authorization of this Plan by the Company's stockholders, the Board of Directors may abandon the proposed dissolution without further stockholder action if such action is deemed to be in the best interests of the Company.

                                        3










                                                                      Appendix 2

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             WESTERN MICROWAVE, INC.

         1.       The name of the Corporation is WMI Corporation.

         2.       The purposes for which it is formed are as follows:


                  (a) To carry on the business of research, development, experimentation, and production of special scientific and engineering projects, especially in the field of electronics.


                  (b) To the extent permitted by law, to acquire the good will, rights and property and to undertake the whole or any part of the assets or liabilities of any person, form, association or corporation, and to pay for same in cash, stock or bonds of this corporation or otherwise.


                  (c)  To  enter   into   partnership   agreements   with  other
         corporations, whether organized under the laws of this state or otherwise, or with any individual or individuals.


                  (d) The corporation shall have the powers necessary, proper and incidental to the corporation formed with all the rights, powers and privileges and all immunities granted and accorded to corporations of its class by the laws of the State of Virginia.


                  (e) In addition thereto the corporation shall have the power to carry on any business not prohibited by law or required by law to be stated in these Articles.

         3. The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

                                    Common Stock              3,000,000 shares
                                    Par Value Per Share       $0.10


         4. No stockholder shall have the preemptive right to acquire any unissued shares of the corporation.

         5. Options for the purchase of shares, whether unissued or treasury shares, may be granted to any persons, including officers and employees of the corporation or of its subsidiaries, upon such terms and conditions and for such consideration as may be approved by the Board of Directors.

         6.       The period for the duration of the corporation is perpetual.

         7. The number of directors, not less than three, shall be fixed by the by-laws and in the absence of a by-law fixing the number, the number shall be three.

         8. The Board of Directors shall have power to make, alter, amend or repeal the by-laws of the Corporation. By-laws so made by the Board of Directors may be repealed by the stockholders of the Corporation and the stockholders may prescribe that any by-law made by them shall not be altered, amended or repealed by the directors.


         9. (a) Each director, officer or employee of the corporation (including his or her executors, administrators, heirs and legal representatives) who was or is a party to or otherwise involved in any threatened, pending or completed proceeding (including any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal and whether by or in the right of the corporation) by reason of the fact that such individual is or was such director, officer or employee of the corporation, or is or was serving at the corporation's request as a director, officer, partner, trustee (including service as a named fiduciary), employee or agent of another foreign or domestic corporation, partnership, trust, employee benefit plan or other enterprise shall be entitled to indemnity against all liability (including any liabilities arising from or relating to judgments, settlements, penalties, fines, excise taxes with respect to an employee benefit plan, and reasonable counsel fees and other expenses), except an indemnity against such individual's gross negligence or willful misconduct. Nothing in this Paragraph 9 shall be construed to grant any right hereunder to indemnity in connection with any action, suit or proceeding in which any such individual shall have been adjudged liable on the basis that personal benefit was improperly received by such individual.

                  (b) The corporation shall pay for or reimburse the reasonable expenses incurred by each such director, officer or employee in advance of final disposition of any such proceeding, subject to compliance with applicable provisions of law.

                                        2








                  (c) The corporation shall take or cause to be taken all such action as may be required for a determination of entitlement to such indemnity.


                  (d) The entitlement to indemnity and advance payment or reimbursement of expenses as provided in this Paragraph 9 shall be in addition to, and not in limitation of, indemnity, or payment or reimbursement of expenses, required or permitted by applicable provisions of law.

                                          Adopted by the Board of Directors
                                          on                 , 1997.


                                        3










                                                                       EXHIBIT 1
                                                                       ---------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form 10-KSB

                     ANNUAL REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For fiscal year ended                                     Commission File Number
 September 30, 1996                                              0-3392

                             WESTERN MICROWAVE, INC.
                 (Name of small business issuer in its charter)


             Virginia                                       94-1530593
-------------------------------                       ----------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                   P.O. Box 64252, Sunnyvale, California 94086
                   -------------------------------------------
                    (Address of principal executive offices)


                                 (408) 745-6679
                            -------------------------
                            Issuer's telephone number

Securities registered under
Section 12(b) of the Exchange Act:  None

Securities registered under
Section 12(g) of the Exchange Act:  Common Stock, $.10 par value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

The issuer's revenues for its most recent fiscal year ended September 30, 1996 were $0.

The aggregate market value of the voting stock held by non-affiliates of the issuer on January 31, 1997, based upon the average bid and ask prices of such stock on that date, was $552,935. The number of shares of Common Stock of the issuer outstanding as of January 31, 1997 was 1,528,491.

Documents Incorporated By Reference:  None

Transitional Small Business Disclosure Format:  Yes ___  No _X__

                                     PART I

ITEM 1.  BUSINESS

Western Microwave, Inc. (the "Company") was incorporated in Virginia in 1962. The Company's mailing address is P.O. Box 64252, Sunnyvale, California 94086.

From 1962 until the sale of substantially all of its operating assets in 1995, the Company was engaged in the design, development, manufacture and sale of a wide range of microwave devices, components and subsystems which were used in both military and commercial microwave electronic systems (the "WMI Business"). On July 21, 1995, the Company sold certain of the assets associated with the conduct of the WMI Business to ST Microwave Corp. (the "Buyer") in exchange for cash and the assumption by the Buyer of certain of the liabilities of the Company. Between July 21, 1995 and September 15, 1995 when the Company's lease for its facility at 495 Mercury Drive, Sunnyvale, California expired, the Company disposed of substantially all of its remaining tangible assets. As a result of such transactions, the Company is no longer engaged in the WMI Business. The Company's remaining business activity involves the resolution of the Company's ongoing environmental liability for the cleanup of the Company's former facility in Sunnyvale, California (See Item 3, LEGAL PROCEEDINGS:
Environmental Claims).

Pending the resolution of the Company's environmental liability, the Company has temporarily invested its assets in a portfolio of marketable securities with a view towards the preservation of such assets and the generation of investment income from interest, dividends and capital gains.

On May 9, 1996, the Board of Directors of the Company approved a Plan of Liquidation and Dissolution of the Company (the "Plan"), subject to the approval of the shareholders of the Company. The Company will submit the Plan to its shareholders for approval at a Special Meeting to be held on or about April 2, 1997.

Effective May 9, 1996, the Company's Common Stock was deleted from the Nasdaq SmallCap Market. The Company's Common Stock continues to trade on the Nasdaq OTC Bulletin Board.

                             HISTORY OF BUSINESS AND
                            SALE OF THE WMI BUSINESS

BACKGROUND

In fiscal 1989, the Company began to experience a decline in sales attributable to a significant demand reduction in the defense electronics industry as a whole. This trend continued for the next six (6) fiscal years with annual sales decreasing from approximately $9.7 million in fiscal 1989 to approximately $2.5 million in fiscal 1994 (or a reduction of 74%). During the same period, a number of lawsuits were instituted against the Company alleging that the Company was responsible for contamination of the soil and groundwater at or in the vicinity of the Company's former facility on Reamwood Avenue in Sunnyvale, California. The contamination of the soil and groundwater at the former facility was alleged to have occurred sometime in the early 1980s prior to the closing of the Company's plating room operation in 1985.

In response to decreasing sales levels and increasing environmental and legal costs, both of which had a significant adverse effect on the Company's results of operations, management instituted a series of cost reduction programs in an attempt to remain profitable. For example, in fiscal 1990, management made the decision to substantially terminate the Company's amplifier business due to substantial losses incurred in prior years and the likelihood of continuing losses in the future.

In fiscal year 1991, the Company reorganized its manufacturing facilities, introduced new fabrication techniques and expanded its automated machining operations in an attempt to remain competitive in a declining industry. The Company also relocated to a new facility, reduced overhead by eliminating a number of middle management and support positions and improved its manufacturing efficiency. During this same period, the Company attempted to develop and introduce new products for commercial applications to replace lost sales in the defense sector. The significant cost cutting measures instituted by management in 1990 and 1991, as well as increased productivity, resulted in a return to profitability in fiscal 1991 with the Company reporting net income of approximately $1.08 million.

The Company was unable to sustain profitable operations in fiscal 1992 due primarily to a 42% decline in sales from approximately $8.17 million in 1991 to $4.74 million in 1992. During this period, the Company also incurred significant legal and other expenses in connection with the defense of the environmental litigation instituted against the Company. As a result of the above, the Company reported a net loss of approximately $80,000 in fiscal 1992.

Sales continued to decline in fiscal 1993 from approximately $4.74 million to $3.35 million. The Company's operations were also adversely impacted in such year by the sudden illness of Dr. Ibrahim Hefni, the Company's President and Chief Executive Officer. This resulted in a series of management changes until Dr. Hefni's return to work on a full-time basis in fiscal 1994. Notwithstanding continuing cost cutting measures, the Company was unable to return to profitable operations in 1993 in the face of decreasing sales and increasing legal and environmental costs. Although the Company reported net income of $9,160 for such year, such profit was attributable exclusively to investment income of $396,584, with the WMI Business operating at a loss.

As a result of the above, in February, 1994 the Company's Board of Directors solicited offers for the purchase of the operating assets and business of the Company. Prospective purchasers were furnished with a Confidential Offering Memorandum describing the WMI Business and seeking cash offers to purchase all of the Company's operating assets (including machinery, equipment, inventory and supplies), as well as all inventions, customer lists, backlog and goodwill. Although preliminary discussions were held with three (3) prospective purchasers and a preliminary offer was made by one prospective purchaser, the Board of Directors concluded that no acceptable offer had been received for the purchase of the WMI Business and the offering period terminated in accordance with its original terms on March 31, 1994.

As a result of the prior solicitation, in the early part of 1995, ST Microwave Corp. expressed a renewed interest in acquiring the WMI Business. The Company's lease for its facility on Mercury Drive in Sunnyvale, California was also due to expire in September of 1995. Further, although the Company reported a small profit for the fiscal year ended September 30, 1994, such profit was again attributable exclusively to investment income with the WMI Business reporting a continuing operating loss. Accordingly, after a review of the future prospects for the Company's defense-related business, the Board of Directors determined that it was in the best interests of the Company and its stockholders to sell the WMI Business. The Board also determined that it was in the Company's best interests to complete the sale as quickly as possible to maximize the value of the Company's assets on a going concern basis. As a result, on July 21, 1995, the Company completed the sale of the WMI Business to ST Microwave Corp.

SALE OF THE WMI BUSINESS

On July 25, 1995, the Company announced that it had completed the sale of certain of its operating assets associated with the conduct of its microwave components and subsystems businesses (the "WMI Business") to ST Microwave Corp. of Sunnyvale, California, a subsidiary of Signal Technology Corporation (the "Buyer"). The sale of the WMI Business was effected pursuant to the terms and upon the conditions contained in an Asset Purchase Agreement dated July 20, 1995 by and between the Company and the Buyer (the "Agreement").

The following is a summary of the major provisions contained in the Agreement and the other documents and agreements relating to the purchase and sale of the WMI Business:

Acquired Assets: Included in the purchase and sale of the WMI Business were all government contracts, backlog of customer purchase orders, customer list, trademarks, patents and rights to manufacturing know-how, drawings, designs and technical documentation, inventories (other than machine shop inventory), selected production tooling, test fixtures and test sets and equipment, and trade accounts receivable and goodwill relating to the WMI Business.

Excluded Assets: Excluded from the purchase and sale of the WMI Business were cash and cash equivalents, marketable securities, all machine shop assets, all other production machinery and equipment, office furniture and computer equipment and all other intangible rights and assets not related to the WMI Business.

Purchase Price: The Purchase Price paid by the Buyer to the Company for the Acquired Assets was $1,433,965 of which $1,308,965 was paid at the closing and $125,000 was deposited into an Escrow Account in accordance with the Agreement. The purchase price was later adjusted pursuant to a settlement agreement entered into between the parties on October 20, 1995 to reflect decreases in outstanding accounts receivable as of the closing date. The adjusted purchase price paid for the acquired assets was $1,170,384. However, the Company is contesting approximately $32,000 claimed by the Buyer as a reduction in the purchase price for uncollected accounts receivable which may result in an increase in the adjusted purchase price upon resolution of the Company's claim.

Reassignable Accounts Receivable: The Company agreed to repurchase from the Buyer any of the accounts receivable purchased by the Buyer which remained outstanding as of 120 days after the closing date "Reassignable Accounts Receivable") on a dollar-for-dollar basis. The Buyer was entitled to deduct the purchase price to be paid by the Company for any Reassignable Accounts Receivable directly from the $125,000 Escrow Account established at the closing for such purpose. On November 21, 1995, the Buyer submitted a claim of $95,264.48 to the Escrow Agent for payment of Reassignable Accounts Receivable, which amount is being contested by the Company. The Company responded by providing an accounting of the amounts charged against the $125,000 escrow. Subsequently, the Buyer adjusted their claim to $32,000 . The Company is still contesting the claim and is attempting to resolve the matter, however, no agreement has yet been reached.

Assumed Liabilities: At the closing, the Buyer assumed only the liabilities, responsibilities and obligations of the Company arising on or after the closing for (i) the government contracts and all customer contracts included in the backlog and (ii) all warranty obligations of the Company. The Buyer did not assume any other liabilities or obligations of the Company, which liabilities and obligations, including specifically all environmental liabilities, remained with the Company after the closing.

Non-Competition: As a condition to the sale of the WMI Business, the Company agreed that for a period of five (5) years from the closing, the Company would not engage in any business which is in competition with the WMI Business sold to the Buyer or solicit any customers to discontinue or alter their relationships with the

Buyer. The non-competition agreement entered into by the Company with the Buyer specifically excluded the continued operation of the Company's machine shop after the closing as well as the sale by the Company of any of the Excluded Assets to any person whether or not such person is in competition with the Buyer.

Assignment of Tradename: As part of the purchase and sale of the WMI Business, the Company has granted to the Buyer a license to utilize the name "Western Microwave" in the conduct of the microwave business formerly carried on by the Company. The Company has further agreed to assign all right, title and interest in and to such tradename upon obtaining the necessary shareholder approval to a change in the Company's name.

PLAN OF LIQUIDATION AND DISSOLUTION

         Adoption of Plan by Board of Directors. On May 9, 1996, the Board of Directors of the Company approved a plan of dissolution and liquidation of the Company (the "Plan"), subject to the approval of the shareholders of the Company. The following summary description of the Plan is qualified in its entirety by reference to the Plan itself. The Plan provides that upon adoption by the Shareholders, the Company will be dissolved and its corporate existence terminated in accordance with Virginia law.

         Sale or Other Disposition of Remaining Assets. Pursuant to the Plan, the Company will dispose of any remaining assets other than (i) cash and marketable securities or (ii) any assets associated with the cleanup of the Former Headquarters. At September 30, 1996, substantially all of the Company's assets consisted of cash and marketable securities.

         Environmental Reserve; Holdback in Liquidation Distribution. The Company previously established a reserve to cover the potential costs and expenses to complete the cleanup of the environmental contamination at the Company's Former Headquarters and matters related thereto (the "Environmental Reserve"). At September 30, 1996, the amount of the Environmental Reserve was $1 million. Because it is anticipated that the cleanup of the Company's former headquarters located at 1271 Reamwood Avenue, Sunnyvale, California may not be accomplished for a number of years, and because changes and conditions at the site as the cleanup is undertaken or other unknown circumstances may result in a significant increase in future clean up costs which cannot be anticipated at this time, the Board of Directors intends to hold back $3 million from the initial liquidating distribution to the stockholders pending the final resolution of the environmental cleanup (the "Environmental Holdback").

         The proposed liquidation will not discharge the Company's environmental liabilities. A Liquidating Trust is being established by the Board of Directors to make available assets for the environmental remediation at the Company's Former Headquarters and matters related thereto (the "Environmental Remediation"). See -- Liquidating Trust Agreement. If the Environmental Holdback is insufficient to discharge the Company's obligations, the Shareholders may be liable in the amount of any distributions made to such Shareholders by the Company or the Trustee of the Liquidating Trust.

         If, when the Environmental Remediation is completed, the full amount of the Environmental Holdback has not been utilized, the remainder will be distributed to the Shareholders holding interests in the Liquidating Trust at such time that the distribution is made.

         Liquidating Trust Agreement. The Board of Directors will create a Liquidating Trust for the benefit of the Company's shareholders to hold the Company's assets and to satisfy the Company's liabilities and expenses during the liquidation. Shareholders will participate pro rata, in accordance with their percentage stock ownership interests in the Company, in any assets remaining in the Liquidating Trust after the payment of all costs and expenses and the satisfaction of all liabilities and other financial obligations by the Company. The Directors believe that the reserved amounts for future environmental costs and other contingencies and expenses will be sufficient to satisfy all present and future obligations of the Company during the liquidation. However, no assurances can be given that any assets will remain in the Liquidating Trust after the satisfaction of such liabilities and expenses or that any amounts will be available for future distribution from the Liquidating Trust. Further, due to the lengthy time period anticipated for resolution of the environmental issues, the existence of the Liquidating Trust may continue for a considerable period of time subsequent to the legal dissolution of the Company for purposes of discharging the Liquidating Trust's liabilities and distributing the Liquidating Trust's assets.

         Investment of Proceeds. Pending any liquidating distributions, the assets of the Company will be invested in such manner as the Board of Directors, in its sole discretion, deems appropriate, with a view towards the preservation of such assets.

         Costs and Expenses. The Board of Directors will authorize the payment of reasonable and necessary expenses relating to the administration of the plan and liquidating distributions contemplated thereunder, including but not limited to all legal, accounting, printing, appraisal and other fees and expenses of persons rendering services to the Company. The Plan also authorizes the payment of reasonable compensation to any person providing services on behalf of the Company in connection with the resolution of the Company's environmental matters and the investment of the Company's assets pending final liquidation.

Employees

As of September 30, 1996, the Company had one full-time employee, Dr. Ibrahim Hefni, the Company's President, Treasurer and Chief Executive Officer.

Environmental Laws

In 1990 the Company was named as a defendant in two environmental lawsuits. Both lawsuits relate to the alleged contamination by the Company of the soil and groundwater at or in the vicinity of the Company's former headquarters at 1271 Reamwood Avenue, Sunnyvale, California (the "Former Headquarters") as the result of the operation of a plating room in the early 1980s. The plating operation was closed by the Company in 1985.

In 1992 the Company settled both environmental lawsuits. Under the terms of the settlements, the Company agreed to undertake certain soil and groundwater remediation activities at the Former Headquarters. The clean-up of the Former Headquarters will be undertaken in accordance with site clean-up requirements approved by the California Regional Water Quality Control Board ("RWQCB") in response to a workplan for remedial action submitted by the Company. The RWQCB is responsible for overseeing the remediation of contaminated sites which might affect the quality of the waters of the State of California.

The RWQCB has adopted site cleanup requirements for WMI to investigate and remediate VOC contamination found in the soil and groundwater at the site. Since the adoption of the cleanup orders, the RWQCB and WMI have disagreed as to the extent of WMI's liability for the contamination. In addition, WMI contends that there are other responsible parties who have contributed to the site contamination.

The disagreements between WMI and the RWQCB resulted in the imposition by the RWQCB in 1995 of administrative civil liability against WMI in the amount of $600,000. WMI appealed the order imposing civil liability and in June 1995 the parties entered into a Settlement Agreement to avoid future litigation. Under the terms of such Settlement Agreement, WMI agreed to dismiss its appeal of the RWQCB order, to pay a total of $100,000 in penalties, to expend $250,000 in soil and groundwater remediation activities and to contribute an additional $250,000 to an irrevocable account to be used solely for future investigation and remediation at the site. In addition, WMI agreed to accomplish certain remediation tasks in accordance with an agreed to schedule. In accordance with the schedule of tasks, in 1995 WMI undertook the excavation and remediation of contaminated soil from most of the "hot-spot" areas at the site and continued its efforts to evaluate and propose a final remediation plan for the remaining soil and groundwater contamination at the site. (See Item 3, LEGAL PROCEEDINGS - Environmental Claims).

INVESTMENT OF CURRENT ASSETS

As a result of the sale of the WMI Business and the subsequent liquidation of other tangible assets, substantially all of the Company's remaining assets consist of cash and marketable securities. As of September 30, 1996, the Company's net current assets (current assets less current liabilities) totaled approximately $5.3 million. Pending the resolution of the Company's environmental liability for the cleanup of the Former Headquarters, the Company has invested substantially all of its current assets in a diversified portfolio of marketable securities.

At September 30, 1996, the Company's portfolio was invested as follows: 2% in fixed income securities maturing in the year 2020; 67% in common stocks; 29% in high-yielding preferred stocks; and 2% in money market funds. The portfolio has been structured to preserve capital with a view towards generating current income from interest, dividends and capital gains.

The estimated annual income from the investment of the Company's portfolio is approximately $410,000. In addition, the Company is expected to derive capital gains from the sale of certain investments which have appreciated over their original cost. At September 30, 1996, the net unrealized appreciation (net of tax effect) in the value of the investments over their original cost totaled $413,868. In addition, the Company had unrealized gains on put and call option contracts of $408,360 at September 30, 1996.

ITEM 2.  PROPERTIES

The Company maintains no operating facility. At the present time, the Company maintains a Post Office Box for mailing purposes.

ITEM 3.  LEGAL PROCEEDINGS

ENVIRONMENTAL CLAIMS

LITIGATION MATTERS:

Two environmental lawsuits were instituted against the Company in fiscal year 1990. Both lawsuits relate to the alleged contamination by the Company of the soil and groundwater at or in the vicinity of the Company's former headquarters at 1271 Reamwood Avenue, Sunnyvale, California (the "Former Headquarters"). The two lawsuits were instituted against the Company separately by Intersil, Inc. ("Intersil") and by the owner of the Former Headquarters.

         Suit by Intersil. On September 28, 1990, Intersil instituted a civil action in the United States District Court, Northern District of California pursuant to the

         Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for reimbursement of response costs incurred and to be incurred by Intersil in response to the release or threatened release of hazardous substances from the Former Headquarters and for a declaratory judgment as to the Company's liability for future response costs. The action also sought a judgment awarding Intersil compensatory damages, costs and interest, as well as an order requiring that the Company abate the conditions giving rise to the action. The Intersil suit followed the demand made in May, 1990 for not less than $807,831.50 which represented approximately 50% of Intersil's response costs incurred as of February 28, 1990. In 1992, Intersil increased its demand to approximately $3.7 million. The suit also included claims for negligence, nuisance, waste and trespass, all as a result of the alleged release or threatened release of hazardous substances into the environment by the Company.

         Suit by Former Landlord. In August, 1990, the owner of the Former Headquarters instituted legal action against the Company in Superior Court of California, Santa Clara County, for the costs of investigating and remedying suspected toxic contamination at the site. The complaint alleged that during its occupancy of the Former Headquarters, the Company released or disposed of certain toxic and hazardous substances onto the property resulting in contamination of the groundwater beneath the property. The complaint estimated that the cost of investigation and clean-up of the alleged contamination exceeded $200,000. The owner's complaint also sought to hold the Company liable for lost rents in excess of $30,000 per month until the clean-up of the alleged contamination is complete. In addition, the owner's complaint alleged that the Company damaged the property by failing to properly maintain it and by removing fixtures and causing other damage upon vacating the premises. The complaint estimated that the costs that will be incurred to repair and restore such alleged damage will total not less than $50,000. The complaint also sought to recover for the diminution in the value of the property caused by all of the alleged actions of the Company as described above. Finally, the complaint sought punitive damages of $1,000,000 and payment of the owner's other administrative costs and legal expenses.

The Company retained environmental counsel to defend the Company in both the Intersil suit and the environmental lawsuit filed by the Former Landlord. The primary liability issue in both lawsuits was whether or not the Company was the source of any soil and/or groundwater contamination at the Former Headquarters and, if so, the allocation of the clean-up costs at or about the site among the contributors.

On July 28, 1992, the Company announced that it had reached an agreement to settle the two environmental lawsuits instituted against the Company by Intersil and the Former Landlord. Definitive settlement agreements were executed and exchanged by all parties in November, 1992. Under the terms of both settlements, the Company agreed to reimburse both Intersil and the Former Landlord for certain costs alleged to have been incurred in remediating soil and groundwater contamination at the Former Headquarters. The costs of both settlements were funded, in large part, by $1,000,000 in proceeds obtained from the Company's insurance carriers in exchange for a release forever discharging the insurance carriers from further claims in connection with the site. In addition, as part of the settlements the Company agreed to undertake soil and groundwater remediation at the Former Headquarters.

SITE CLEANUP REQUIREMENTS:

Since 1993, the Company has been engaged in the clean-up of the Former Headquarters pursuant to the Settlement Agreements and in accordance with site cleanup orders adopted by the California Regional Water Quality Control Board (the "RWQCB"). The RWQCB is responsible for overseeing the remediation of contaminated sites which might affect the quality of the waters of the State of California.

The RWQCB has adopted site cleanup requirements for WMI to investigate and remediate VOC contamination found in the soil and groundwater at the site. A workplan for remedial action, including several amendments thereto, was submitted by the Company to the RWQCB in early 1993. In July of 1993, the RWQCB conditionally approved the Company's workplan. The workplan contemplated the installation by the Company of a pilot treatment system for the underground removal of chemical contamination in the shallow groundwater at the site as well as soil remediation and additional testing and groundwater monitoring at the site. In fiscal 1994, the Company continued its efforts to obtain final approval of a workplan for remedial action from the RWQCB. Under the terms of the settlement agreements entered into by the Company, the Company was entitled to hook into an existing groundwater treatment system being operated on a contiguous site. However, after the settlement agreements were executed, the operator of the system advised the Company of its intention to abandon the system and to implement a passive treatment system. As a result of these changes in circumstances, the Company experienced some delays in implementing groundwater treatment at the site and full compliance with the RWQCB cleanup orders.

Since the adoption of the cleanup orders, the RWQCB and WMI have disagreed as to the extent of WMI's liability for the contamination. In addition, WMI contends that there are other responsible parties who have contributed to the site contamination. The disagreements between WMI and the RWQCB resulted in the imposition by the RWQCB in 1995 of administrative civil liability against WMI in the amount of $600,000. WMI appealed the order imposing such civil liability and in June 1995 the parties entered into a Settlement Agreement to avoid future litigation. Under the terms of such Settlement Agreement, WMI agreed to dismiss its appeal of the

RWQCB order, to pay a total of $100,000 in penalties, to expend $250,000 in soil and groundwater remediation activities and to contribute an additional $250,000 to an irrevocable account to be used solely for future investigation and remediation at the site. In addition, WMI agreed to accomplish certain remediation tasks in accordance with an agreed to schedule.

In October 1995, Intersil notified the Company that the Intersil's Bentonite slurry wall was damaged by excavation activity performed by the Company. Intersil alleged this damage was responsible for increased migration of groundwater from Intersil's site to the Company's site. Following a series of motions and proceedings before a Special Master, the court entered an order on August 19, 1996 requiring the Company to pay approximately $210,000 in damages to Intersil plus $16,000 in Special Master fees. The order was confirmed in a judgment entered on October 30, 1996. In addition, the Company may be required to pay additional attorneys' fee to Intersil of $60,000. The Company has appealed the order and is currently investigating its options. Management is unable to determine the outcome of the appeal but has taken this judgment into consideration in determining the environmental liability reserve. During fiscal 1996, the Company incurred and expensed approximately $200,000 in environmental cleanup costs.

The Company has been ordered to resubmit a Remedial Action Plan ("RAP") to the Regional Water Quality Control Board ("RWQCB") which evaluates and proposes a final remediation plan for the Sunnyvale site. The Company has submitted its draft RAP to the RWQCB and expects to obtain approval in the next few months.

ENVIRONMENTAL RESERVE:

In fiscal year 1990, the Company established a reserve in the amount of $250,000 to cover the anticipated costs and expenses of conducting the environmental investigation and defending against the environmental claims instituted by Intersil and by the owner of the Former Headquarters or which might be instituted by the California Regional Water Quality Control Board. In the second quarter of fiscal 1992, the legal reserve was increased by $150,000. As a result of the settlement of the environmental lawsuits, at the end of 1992 the legal reserve was converted to a reserve for anticipated environmental clean-up costs.

As a result of the conditional approval of the Company's workplan contemplating significant soil and groundwater remediation activities, in 1993 the Company increased the reserve for future environmental clean-up costs to $500,000. In fiscal 1994 and fiscal 1995, the Company expensed all current environmental costs which totaled approximately $564,000 for the two year period. In fiscal 1996, environmental cleanup related expenses totaled approximately $200,000.

As a result of further investigation and soil remediation activities completed by the Company at the site in fiscal 1995, the Company determined that the existing $500,000 environmental reserve would not be adequate to complete the cleanup. As a result, in fiscal 1995, the Company increased the reserve for future environmental costs by $500,000 to $1,000,000. Notwithstanding the additional cleanup expenses incurred during 1996, the Company has maintained the reserve at $1,000,000 at September 30, 1996.

The $1,000,000 reserve represents management's best estimate of the anticipated costs and expenses to complete the clean-up of the site in accordance with the Company's workplan. However, there is no assurance that the clean-up of the site can be completed for the reserved amount and changes in conditions at the site as the clean-up is undertaken or other unknown circumstances may result in significant increases in future clean-up costs which cannot be reasonably anticipated by the Company at this time.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS

The Company delayed its Annual Meeting in 1996 to combine it with a Special Meeting of Shareholders to be held for the purpose of approving the Plan of Liquidation and Dissolution adopted by the Board of Directors on May 9, 1996. The Company filed a Preliminary Proxy Statement on June 7, 1996 and received comments from the staff of the Securities and Exchange Commission (the "Commission") on July 9, 1996. However, after responding to the Commission's comments in September, 1996, the Company's Board of Directors decided to defer the Special Meeting until the Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 was available for distribution to shareholders. The Company anticipates that the Meeting of Shareholders will be held on or about April 2, 1997.

                                     Part II

Item 5.    MARKET FOR THE REGISTRANT'S COMMON EQUITY AND
           RELATED STOCKHOLDER MATTERS

Western Microwave, Inc. Common Stock is traded in the over-the-counter market under the symbol WMIC. The Company's Common Stock was included in the Nasdaq Small Cap Market until May 1996, when it was delisted by the Nasdaq Stock Market, Inc. The Company's Common Stock continues to be traded on the Nasdaq OTC Bulletin Board.

The following table shows the range of high and low bid quotations as reported in the Nasdaq over-the-counter market for the Company's Common Stock for the periods indicated.

                                         FISCAL YEAR              FISCAL YEAR
                                             1996                    1995
                                       HIGH        LOW         HIGH        LOW

First Quarter .....................    1-7/8     1-3/8         1-1/8       1
Second Quarter ....................    1-5/8     1-1/4         1           1
Third Quarter .....................    1-5/8     1-1/4         1-1/2       1
Fourth Quarter ....................    1-1/2     1             2-1/8       1-3/8

The over-the-counter market quotations shown above reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions. Since May, 1996, the trading in the Company's Common Stock has not been reported and is difficult to monitor. The prices may fluctuate widely depending on the trading volume and the balance between buy and sell orders. Stockholders are urged to contact their brokers to obtain current information with respect to the trading price of the Common Stock.

No dividends have been paid by the Company on its Common Stock during the five-year period ended September 30, 1996; provided, however, that in the second quarter of the 1992 fiscal year, the Company announced the redemption, in their entirety, of all outstanding Rights under the Company's Common Shares Rights Agreement dated as of February 17, 1989 at a redemption price of $.01 per Right payable in cash to holders of record as of February 11, 1992. The total redemption of such Rights was effected during the second quarter of the 1992 fiscal year at a cost to the Company of $14,052.33, which amount was characterized as an extraordinary dividend distribution. The Company had approximately 600 shareholders of record as of September 30, 1996.

Item 6.      MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
             CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

Assets. Total assets as of September 30, 1996 increased from the beginning of the fiscal year by approximately $1.23 million to a total of $8.55 million. The increase in total assets is the result of additional purchases of investment securities on margin ($1.1 million), appreciation in the fair value of investment securities ($97,000) and proceeds from sale of common stock ($150,000), offset by the net loss for the year of approximately $117,000.

Total Stockholders' Equity. Total stockholders' equity as of the close of the 1996 fiscal year increased from approximately $5.13 million (or $3.73 per share) at the beginning of the fiscal year to approximately $5.27 million (or $3.44 per share) at the close of the fiscal year. The increase of approximately $129,000 in total stockholders' equity for the current fiscal year is the result of the aforementioned increase in the fair value of investment securities and proceeds from the sale of common stock offset by the net loss incurred for the year. The decline in the book value per share of $.29 is the result of additional shares issued in the sale of common stock which more than offset the increase in stockholders' equity on a per share basis.

Environmental Liability. Under the terms of the settlement agreements entered into by the Company in connection with the settlement of the environmental lawsuits, the Company has agreed to undertake certain soil and groundwater remediation activities at its former headquarters on Reamwood Avenue, Sunnyvale, California (See, Item 3, LEGAL PROCEEDINGS - Environmental Claims)

In fiscal year 1990, the Company established a reserve in the amount of $250,000 to cover the anticipated costs and expenses of conducting the environmental investigation and defending against the environmental claims instituted by Intersil and by the owner of the Former Headquarters on which might be instituted by the California Regional Water Quality Control Board. In the second quarter of fiscal 1992, the legal reserve was increased by $150,000. As a result of the settlement of the environmental lawsuits, at the end of 1992 the legal reserve was converted to a reserve for anticipated environmental cleanup costs.

As a result of the conditional approval of the Company's workplan contemplating significant soil and groundwater remediation activities in 1993, the Company increased the reserve for future environmental cleanup costs to $500,000. In fiscal 1994 and 1995, the Company expensed all current environmental costs which totaled approximately $564,000 for the two year period.

As a result of further investigation and soil remediation activities completed by the Company at the site in fiscal 1995, the Company determined that the existing $500,000 environmental reserve should not be adequate to complete the cleanup. As a result, in fiscal 1995, the Company increased the reserve for future environmental costs by $500,000 to $1,000,000. The $500,000 increase in the environmental reserve at the close of the 1995 fiscal year was based, in large part, on the historical costs expended by the Company in the clean up in fiscal 1994 and 1995. During such two year period, the Company's cleanup costs and expenses averaged approximately $282,000 per year. Under the Company's workplan, the Company could reasonably expect to continue groundwater treatment for a minimum of two to three years at an annual cost per year of at least $250,000. Accordingly, the $1,000,000 reserve at September 30, 1995 was intended to cover the anticipated cleanup costs of operating a groundwater treatment system for a three to four year period.

The Company, in fiscal 1996, expensed approximately $200,000 in costs relating to the environmental cleanup but has left the $1,000,000 reserve unchanged. The $1,000,000 reserve at September 30, 1996 represents management's best estimate of the anticipated costs and expenses to complete the cleanup of the site in accordance with the Company's proposed workplan. However, there is no assurance that the cleanup of the site can be completed for the reserved amount and changes in conditions at the site as the cleanup is undertaken or other unknown circumstances may result in significant increases in future cleanup costs which cannot be reasonably anticipated by the Company at this time. At September 30, 1996, the Company's total assets exceeded $8.5 million, and, therefore, the Company believes that it has more than sufficient assets to complete the cleanup in the event the anticipated costs and expenses exceed the amount of the reserve.

Liquidity and Capital Resources. As a result of the sale of the WMI Business in fiscal 1995, substantially all of the Company's assets consist of cash and marketable securities. Pending the resolution of the Company's environmental liability for the cleanup of the Former Headquarters, the Company has invested substantially all of its current assets in a diversified portfolio of marketable securities. As of September 30, 1996, the portfolio of marketable securities were valued at approximately $8.33 million.

RESULTS OF OPERATIONS

Sales or Cost of  Sales.  The  Company  had no sales or costs of sales in fiscal
1996.

Selling, General and Administrative Expenses. Included in total selling, general and administrative expenses for fiscal 1996 were compensation paid to Dr. Hefni in the form of environmental consulting fees of $150,000, portfolio management fees of $66,000 and a portfolio value increase fee of $112,000. Other significant expense items include legal expenses of $214,000 and environmental cleanup related expenses of $200,000.

Interest, Dividends and Capital Gains. Investment income for fiscal 1996 consisting of interest, dividends and capital gains on the sales of securities totaled $731,531, an increase of approximately $203,000 (or 38%) from fiscal 1995 levels. In addition, in fiscal 1996, the Company realized an additional gain of approximately $105,000 on the sale of operating and business assets in connection with the sale of WMI Business.

ITEM 7.      FINANCIAL STATEMENTS

The Company's audited financial statements for the fiscal year ended September 30, 1996 and for the period indicated accompany this report as Item 13(a)1.

ITEM 8.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
             ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Grant Thornton LLP audited the financial statements of the Company for each of the fiscal years ended September 30, 1990 through 1996. There have been no changes in or disagreements with the Company's independent public accountants during the two most recent fiscal years.


                                    PART III

ITEM 9.      DIRECTORS AND EXECUTIVE OFFICERS; COMPLIANCE WITH
             EXCHANGE ACT REPORTING REQUIREMENTS

The directors of the Company as of the date of this report are:

                                DIRECTOR
NAME OF DIRECTOR           PRINCIPAL OCCUPATION                  SINCE      AGE
----------------           --------------------                  -----      ---
Dr. Ibrahim Hefni          President, Treasurer                  1989       69
                           and Chief Executive
                           Officer of the Company

James M. Herrmann          President and Director of             1990       51
                           Microwave Engineering
                           Corporation, a manufacturer
                           of microwave and millimeter
                           wave components

Basil Hefni                Self Employed - Private Investor      1995       37

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. Basil Hefni is the son of Dr. Ibrahim Hefni. There are no other family relationships between any director or executive officer of the Company.

Dr. Hefni was elected as Acting Chief Executive Officer of the Company in February, 1990 and assumed the offices of Chief Executive Officer, President and Treasurer in November, 1991. On August 6, 1993, Dr. Hefni resigned as President and Treasurer of the Company due to illness and on November 18, 1993, Dr. Hefni resigned his position as Chief Executive Officer of the Company. Dr. Hefni reassumed the positions of Chief Executive Officer, President and Treasurer of the Company on March 8, 1994.

Michael Ghandehari, who was elected to the Board of Directors at the 1995 Meeting of Shareholders, resigned his position as a director on August 11, 1995 after the closing of the sale of the WMI Business to ST Microwave Corp. as a result of his subsequent employment by the Buyer. The Board of Directors appointed Basil Hefni to fill the vacancy created by the resignation of Mr. Ghandehari to serve until the next Annual Meeting of Shareholders.

The Annual Meeting of Shareholders of 1997 is scheduled to be held on or about April 2, 1997.

The executive officers of the Company as of the date of this report are:

NAME                                  POSITION                           AGE
----                                  --------                           ---
Dr. Ibrahim Hefni                     Chief Executive Officer,           69
                                      President, Treasurer
                                      and Secretary

ITEM 10.      EXECUTIVE COMPENSATION

The following table shows the total compensation of the Company's Chief Executive Officer and of the other executive officers of the Company for the periods indicated:

                                            SUMMARY COMPENSATION TABLE

Name and                                                                          Other Annual         Long-Term
Principal Position              Year           Salary           Bonus             Compensation         Compensation(1)
Ibrahim Hefni
  President, Treasurer & CEO    1996           $ - 0 -          $ - 0 -           $ 328,000(6)           None
  President, Treasurer & CEO    1995           $150,000         $398,000(2)        $100,000(3)           None
  President, Treasurer & CEO    1994           $ - 0 -          $ - 0 -           None                   (4)

Michael Ghandehari(5)
  Secretary                     1996           $ - 0 -          $ - 0 -           None                 None
  Secretary                     1995           $                $
  Secretary                     1994           $ 69,235         $ - 0 -           None                 None


(1)      Incudes any award of restricted  stock,  stock options  granted,  SARs,
         long-term  incentive  plans  or  similar  arrangements   providing  for
         long-term compensation.

(2) In fiscal 1995, Dr. Hefni was paid a total of $398,000 as compensation for the management of the Company's investment portfolio for the four
         (4) year period 1991 through 1995 based on a percentage of the income and net appreciation in the value of the investment portfolio.

(3) In fiscal 1995, Dr. Hefni was paid an environmental consulting fee of $100,000 in addition to his salary as President, Treasurer and CEO.

(4) In consideration of all services rendered to the Company, in fiscal 1994, Dr. Hefni was granted an option, exercisable at any time within 10 years, to purchase up to 150,000 shares of the Company's Common Stock at the current fair market value per share on the date of such grant of $1.00 per share. Dr. Hefni exercised the option to purchase these shares in May 1996.

(5) On August 6, 1993, the Board of Directors appointed Mr. Ghandehari to serve as Acting President and Treasurer of the Company as a result of the illness of Dr. Hefni. On March 8, 1994, Dr. Hefni resumed the positions of President, Treasurer and Chief Executive Officer. Mr. Ghandehari resigned as a director of the Company in August 1995.

(6) In fiscal 1996, Dr. Hefni was paid an environmental consulting fee of $150,00, portfolio management fees of $66,000 and a portfolio value increase fee of $112,000.

Except as set forth in footnote 4 above, neither the Company's Chief Executive Officer nor any other executive officer has been granted any stock options or stock appreciation rights ("SARs") or participates in any other long-term incentive plan ("LTIP") at the Company.

The Company has no employment contracts or other compensatory plans or arrangements providing for any payments by the Company upon the resignation, retirement or other termination of an executive officer's employment with the Company or upon a change in control of the Company. The Company did not pay any Directors fees during fiscal 1996.

ITEM 11.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
              MANAGEMENT

As of December 30, 1996, 1,528,491 shares of the Company's Common Stock were issued and outstanding. Information as of December 30, 1996 as to each person known to Management to be the beneficial owner of more than 5% of the Company's Common Stock is set forth below:

NAME AND ADDRESS                           AMOUNT OWNED          PERCENT OWNED
----------------                           -----------           -------------

I. and W. Hefni                             341,200                 22.32%
704 Hemenway Cove
Boulder City, NV 89005

Basil Hefni                                 240,000                 15.70%
940 Great Pond Road
North Andover, MA 01845

Microwave Engineering Corp.                 224,500                 14.69%
1551 Osgood Street
North Andover, MA 01845

The following table sets forth the beneficial ownership of Common Stock of the Company (including shares subject to immediately exercisable stock options) as of December 30, 1996 of each director of the Company and of all directors and officers as a group:

                                    NUMBER OF                   APPROXIMATE
NAME                                SHARES OWNED            PERCENTAGE OWNERSHIP
----                                ------------            --------------------

Dr. Ibrahim Hefni                   565,7001(2)                   37.01%

Basil Hefni                         240,000                       15.70%

James M. Herrmann                   224,500(1)                    14.69%



All directors and
executive officers as
a group (3 persons)                 805,700                       52.71%
------------------
1        Includes, in the case of Dr. Hefni, and represents,  in the case of Mr.
         Herrmann, 224,500 shares owned by Microwave Engineering Corporation, of which Dr. Hefni and Mr. Herrmann are directors.

2 Does not include 240,000 shares beneficially owned by Basil Hefni as to which shares Dr. Hefni disclaims beneficial ownership. Basil Hefni is Dr. Hefni's adult son and does not share the same residence as Dr. Hefni.


ITEM 12:      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS;
              OTHER TRANSACTIONS


During the fiscal year ended September 30, 1996, the Company engaged in certain transactions with Microwave Engineering Corporation ("MEC"), the holder of 224,500 shares of the Company's Common Stock (or 16.29% of the outstanding Common Stock). James M. Herrmann, President of MEC, serves as a Director of the Company. Dr. Hefni, Chief Executive Officer and a Director of the Company, is a stockholder and a Director of MEC.

The transactions between the Company and MEC included the preparation by MEC of the Company's payroll and the Company's quarterly payroll reports. MEC did not charge the Company for this service and no compensation was paid by the Company to MEC for such services in fiscal 1995 or 1996.

                                     PART IV

Item 13.      INDEX OF EXHIBITS, FINANCIAL STATEMENTS AND REPORTS
              OF FORM 8-K

(a)      The following documents are filed as part of this report.

         1. Financial Statements. The audited financial statements, including the Notes thereto, to be included in Part II, Item 7 which accompany this Report as Item 13(a)1 are as follows:

            (i)    Balance Sheet for Fiscal Year Ended September 30, 1996;

            (ii) Statements of Operations for the Fiscal Years ended September 30, 1996 and 1995.

            (iii) Statement of Stockholders' Equity for Fiscal Years ended September 30, 1996 and 1995; and

            (iv) Statements of Cash Flows for Fiscal Years ended September 30, 1996 and 1995.

         2. Exhibits.

            Exhibit 21.    The Company's  sole  subsidiary is Western  Microwave
                           International    Inc.,    a    foreign    corporation
                           incorporated and based in the U.S. Virgin Islands.

            Exhibit 24.    Power of Attorney (below).

(b) Reports on Form 8-K. The Company did not file any reports on Form 8-K during the fourth quarter ended September 30, 1996.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             WESTERN MICROWAVE, INC.
                                             By:  Dr. Ibrahim Hefni


                                              /s/ I. Hefni
                                             -------------------------------
                                             President, Chief Executive Officer,
                                             and Treasurer

Dated:  February 11, 1997

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ibrahim Hefni as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE                              TITLE                      DATE
---------                              -----                      ----
                               Chief Executive Officer,
/s/ I. Hefni                   President, Treasurer
---------------------          and Director                  February 11, 1997
Ibrahim Hefni



/s/ James M. Herrmann          Director                      February 11, 1997
---------------------
James M. Herrmann



/s/ Basil Hefni                Director                      February 11, 1997
---------------------
Basil Hefni

                     WESTERN MICROWAVE, INC. AND SUBSIDIARY

                              FINANCIAL STATEMENTS
                                       AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           SEPTEMBER 30, 1996 AND 1995




               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors
Western Microwave, Inc.

We have audited the accompanying balance sheet of Western Microwave, Inc., as of September 30, 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note I to the financial statements, the Company's Board of Directors has approved a plan of liquidation of the Company, pending shareholder approval.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Microwave, Inc., as of September 30, 1996, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


San Jose, California
January 15, 1996





                             WESTERN MICROWAVE, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 1996

                                     ASSETS

Cash and cash equivalents                                                 $   45,787
Money market fund                                                            160,668
Securities available for sale                                              8,334,637
Other assets                                                                   9,861
                                                                          ----------
         Total assets                                                     $8,550,953
                                                                          ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Accounts payable                                                       $  142,341
   Margin account liability                                                1,075,437
   Accrued liabilities                                                     2,067,319
                                                                          ----------
       Total liabilities                                                   3,285,097

COMMITMENTS AND CONTINGENCIES                                                      -

STOCKHOLDERS' EQUITY
   Common stock - $.10 par value; 3,000,000 shares authorized;
     1,555,233 issued, 1,528,491 outstanding                                 152,849
   Capital in excess of par value                                          4,148,981
   Unrealized gain on marketable securities                                  413,868
   Retained earnings                                                         550,158
                                                                          ----------
         Total stockholders' equity                                        5,265,856
                                                                          ----------
                                                                          $8,550,953
                                                                          ==========


The accompanying notes are an integral part of this statement.





                             WESTERN MICROWAVE, INC.

                            STATEMENTS OF OPERATIONS

                            YEAR ENDED SEPTEMBER 30,



                                                                                 1996               1995
                                                                              ----------        -----------
Sales                                                                          $       -         $2,153,713

Costs of sales                                                                         -          1,493,684
                                                                              ----------        -----------

          Gross profit                                                                 -            660,029

Selling, general and administrative expenses                                     947,738          2,003,069
Investment income                                                               (731,531)          (527,928)
Gain on sale of operating business and assets                                   (105,018)          (961,087)
Other income                                                                     (32,986)              (323)
                                                                              ----------        -----------
                                                                                  78,203            513,731
                                                                              ----------        -----------

          Earnings (loss) before income taxes                                    (78,203)           146,298

Income tax benefit (expense)                                                     (38,702)           192,652
                                                                              ----------        -----------

          NET EARNINGS (LOSS)                                                  ($116,905)        $  338,950
                                                                              ===========       ===========

Earnings (loss) per share of common stock                                         ($0.08)        $     0.25
                                                                              ===========       ===========

Weighted average number of shares of common stock outstanding                  1,450,049          1,381,033
                                                                              ===========       ===========


The accompanying notes are an integral part of this statement.






                             WESTERN MICROWAVE, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                     YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                                                 `                                       Unrealized
                                                           Outstanding         Capital in                  Gain on
                                                          Common Stock          Excess of    Retained     Marketable
                                                     Shares          Amount     Par Value    Earnings     Securities       Total
                                                     ------          ------     ---------    --------     ----------       -----
Balance, October 1, 1994                           1,384,591        $138,459    $4,022,521   $328,113     $      -     $4,489,093

   Stock repurchase                                   (6,100)           (610)       (8,540)         -            -         (9,150)

   Fair value adjustment -
     securities available for sale                         -               -             -          -      317,252        317,252

   Net earnings                                            -               -             -    338,950            -        338,950
                                                   ---------       ---------     ---------  ---------    ---------      ---------
Balance, September 30, 1995                        1,378,491         137,849     4,013,981    667,063      317,252      5,136,145

   Fair value adjustment -
     securities available for sale                         -               -             -          -       96,616         96,616

   Sale of common stock                              150,000          15,000       135,000          -            -        150,000

   Net loss                                                -               -             -   (116,905)           -       (116,905)
                                                   ---------       ---------     ---------  ---------    ---------      ---------
Balance, September 30, 1996                        1,528,491        $152,849    $4,148,981   $550,158     $413,868     $5,265,856
                                                   =========       =========     =========  =========    =========      =========


The accompanying notes are an integral part of this statement.






                             WESTERN MICROWAVE, INC.

                            STATEMENTS OF CASH FLOWS

                            YEAR ENDED SEPTEMBER 30,


                                                                            1996                1995
                                                                            ----                ----
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
   Net earnings (loss)                                                   $(116,905)          $338,950
   Adjustments to reconcile net earnings (loss) to net cash
     provided by (used in) operating activities:
       Depreciation                                                          1,996             51,061
       Deferred income taxes                                                33,702           (211,502)
       Gain on sale of securities                                          (81,147)          (166,286)
       Gain on sale of operating business and assets                      (105,018)          (961,087)
       Changes in assets and liabilities:
         Accounts receivable                                                (8,947)           (97,239)
         Other receivables                                                  80,000             12,719
         Inventories                                                             -             53,587
         Prepaid expenses                                                    1,506             24,913
         Accounts payable                                                 (146,863)           170,451
         Accrued liabilities                                               171,453          1,189,912
                                                                         ---------          ---------
          Net cash provided by (used in) operating activities             (170,223)           405,479

Cash flows from investing activities:
   Proceeds from sale of operating business and assets                     105,018          1,607,873
   Purchase of investment securities                                    (1,758,954)        (3,955,666)
   Proceeds from sale of investment securities                           1,430,792          2,205,104
   Decrease in other assets                                                      -             14,962
                                                                         ---------          ---------
          Net cash used in investing activities                           (223,144)          (127,727)

Cash flows from financing activities:
   Sale of common stock                                                    150,000                  -
   Repurchase of Company stock                                                   -             (9,150)
                                                                         ---------          ---------
          Net cash provided by (used in) financing activities              150,000             (9,150)
                                                                         ---------          ---------

          NET INCREASE (DECREASE) IN CASH AND
             CASH EQUIVALENTS                                             (243,367)           268,602

Cash and cash equivalents at beginning of year                             289,154             20,552
                                                                         ---------          ---------

Cash and cash equivalents at end of year                                   $45,787           $289,154
                                                                         =========          =========

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
     Income taxes                                                          $19,800           $    800


The accompanying notes are an integral part of these statements.






                             WESTERN MICROWAVE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1996 AND 1995



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Company
    -----------

    Western Microwave, Inc. (the "Company") sold the remaining assets of its microwave manufacturing business to ST Microwave Corp. ("ST") in July of 1995. The Company is no longer engaged in the microwave manufacturing business. The Company's remaining business activity involves the resolution of the Company's ongoing environmental liability for the cleanup of the Company's former facility in Sunnyvale, California. The Company's remaining assets consist of marketable securities which are managed by the Company with a view towards the preservation of such assets and the generation of investment income in the form of interest, dividends and capital gains. See
    Note I.

    Use of Estimates
    ----------------

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash Equivalents
    ----------------

    For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    Earnings Per Share
    ------------------

    Earnings per share is based upon the weighted average number of outstanding common shares.


NOTE B - SALE OF OPERATING BUSINESS AND ASSETS

    On July 21, 1995, the Company completed the sale of certain of its operating assets associated with the conduct of its microwave components and subsystems businesses to ST of Sunnyvale, California, a subsidiary of Signal Technology Corporation. Under the terms of the initial asset purchase agreement and a subsequent agreement entered into by the Company and ST, the Company sold selected equipment, certain inventory, all outstanding accounts receivable, all intangible assets, the outstanding backlog of customer orders and the right to operate under the name of Western Microwave for a total net purchase price of approximately $1,150,000. In fiscal 1995, the Company recognized a gain of approximately $431,000 as a result of this transaction. During 1996, as a result of settling out the final amounts of claims between the Company and ST, the Company recognized an additional gain of approximately $105,000.

    Excluded from the sale to ST were substantially all the Company's electronic test equipment and production machinery, as well as all assets associated with the Company's machine shop operation. In September of 1995, these assets were liquidated by the Company which resulted in a gain of approximately $530,000 recognized by the Company.






                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995


NOTE C - INVESTMENT SECURITIES

    The Company accounts for its investment securities portfolio in accordance with the provisions of FASB 115, Accounting for Certain Investments in Debt and Equity Securities. The Company's investment securities are all classified as "available for sale" and are recorded in the accompanying balance sheet at fair value, with net unrealized gains and losses on these investments shown as a component of stockholders' equity.

    The amortized cost, unrealized gains and losses, and fair values of the Company's available-for-sale securities held at September 30, 1996 are summarized as follows:

                                                                         Gross          Gross         Estimated
                                                        Amortized     Unrealized     Unrealized         Fair
                                                          Cost           Gains         Losses           Value
                                                     -------------   -------------  -------------  -------------
       Equity securities .......................     $   7,582,437   $   1,049,788  $    (460,088) $   8,172,137
       Debt security ...........................           160,531           1,969            -          162,500
                                                     -------------   -------------  -------------  -------------
                                                     $   7,742,968   $   1,051,757  $    (460,088) $   8,334,637
                                                     =============   =============  =============  =============


    The debt security matures in the year 2020.

    Proceeds on sales of securities classified as available-for-sale were $1,430,792 and $2,205,104 in 1996 and 1995, respectively. Gains of $91,675 and $205,514 and losses of $34,562 and $39,228 were realized on these sales for 1996 and 1995, respectively. The Company uses the specific identification method to determine the cost of securities sold.

    The Company has entered into certain contracts in which the Company receives a payment and agrees to buy shares of specific securities if the holder puts the securities to the Company (put contracts). This obligation could occur if the market price of the securities drops below the option price. At September 30, 1996, the aggregate contract obligation to the Company, assuming all contracts were put to the Company would be $12,828,250. The aggregate obligation on put contracts for which the option price exceeds the market price is $1,738,250. The market risk to the Company is that if the share prices of the securities subject to the options decline below the option price, and the holder puts the securities to the Company, the Company would be required to buy the securities at a price in excess of market. At September 30, 1996, the Company has recorded a liability for the amounts received on open put contracts of $853,730. At September 30, 1996, the Company has net unrealized gains of $360,292 on open put contracts. The Company has also entered into certain contracts in which the Company receives a payment and agrees to sell shares of specific securities if the holder calls the securities from the Company (call contracts). This obligation could occur if the market price of the securities rises above the option price. The market risk to the Company is that if the share prices of the securities subject to the options rises above the option price and the holder calls the securities from the Company, the Company would be required to buy the securities at market price and sell them at a price less than market. There were no uncovered call contracts at September 30, 1996. At




                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995


NOTE C - INVESTMENT SECURITIES (continued)


    September 30, 1996, the Company has recorded a liability for the amounts received on open contracts of $59,318. At September 30, 1996, the Company has net unrealized gains of $48,068 on these open contracts. The Company records the premium payments it receives from these activities as a deferred liability upon receipt. Unrealized gains on open contracts are deferred and not recognized until the contracts lapse or are settled. Unrealized losses are not recognized until realized, i.e., when the contract is either put to the Company or called from the Company.


NOTE D - ACCRUED LIABILITIES

    Accrued liabilities consist of the following at September 30, 1996:

          Payroll and other .............................   $     154,271
          Environmental cleanup/Litigation (Note H) .....       1,000,000
          Deferred income (Note C) ......................         913,048
                                                            -------------
                                                            $   2,067,319
                                                            =============


NOTE E - INCOME TAXES

    The Company adopted, effective October 1, 1993, the Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, issued in February 1992. Under the asset and liability approach for financial accounting and reporting for income taxes specified by SFAS 109, the following basic principles are applied in accounting for income taxes at the date of the financial statements: a) a current liability or asset is recognized for the estimated taxes payable or refundable on income for the current year; b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; c) the measurement of current and deferred tax liabilities and assets is based on the provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated; and d) the measurement of deferred taxes is reduced, if necessary, by the amount of any tax benefits that, based upon available evidence, are not expected to be realized.

    Certain events and application of the tax laws create temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The principal differences between assets and liabilities for financial statement and tax return purposes are the environmental reserve of $1,000,000, the unrealized gains on investment securities of approximately $591,000, and federal net operating loss carryforwards of $153,000.




                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995


NOTE E - INCOME TAXES (continued)

    Deferred taxes consist of the following at September 30, 1996:

          Deferred tax assets and (liabilities)
              Environmental reserves ....................  $   401,380
              Net operating loss carryforward ...........       52,000
              Unrealized gain on investments ............     (229,800)
                                                           -----------
                                                               223,580
                 Less valuation allowance ...............     (223,580)
                                                           -----------
                                                           $       -
                                                           ===========

    As of September 30, 1996, management does not believe, based upon available evidence, that it is more likely than not that the Company will be able to realize any of the net deferred tax assets.

    The following is a reconciliation of the expected tax expense (computing using the applicable federal and state statutory rates) to actual tax expense (benefit) for the years ended September 30:


                                                   1996              1995
                                             -------------     -------------
     Pretax income (loss) ................   $     (78,203)    $     146,298
                                             -------------     -------------

     Tax at federal rate .................          14,551            49,741
     State income tax and other ..........           5,000            17,951
     Non taxable income and other ........          17,425           (68,633)
     Change in deferred tax asset
          valuation allowance ............          30,828          (191,711)
                                             -------------     -------------

     Actual tax (benefit) expense ........   $      38,702     $    (192,652)
                                             =============     =============


NOTE F - COMMON STOCK

    The Company's common shares have been previously traded in the NASDAQ SmallCap Market. On May 9, 1996, the Company's securities were deleted from the NASDAQ SmallCap Market and, as a result, the Company's securities are no longer traded on any exchange and the Company does not intend to apply for re-listing on NASDAQ or any other exchange.

    Stock Options
    -------------

    On December 20, 1994, the Board of Directors of the Company granted CEO, Dr. Hefni, a non-statutory stock option to purchase 150,000 shares of the Company's common stock at a purchase price of $1.00 per share, which represented the fair market value of the common stock at the date of the grant. The option was exercisable immediately and for a period of ten years from the date of the grant. The option was granted to Dr. Hefni for consideration of his services as President and CEO of the Company during the year ended 1994. Dr. Hefni did not receive any other compensation during fiscal 1994. The options were exercised by Dr. Hefni in May 1996.






                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995



NOTE F - COMMON STOCK (continued)

    Stock Repurchase Program
    ------------------------

    On March 10, 1992, the Company announced its intention to repurchase, from time to time, in open market transactions, up to 100,000 shares of the
    Company's   Common  Stock.  As  of  September  30,  1996,  the  Company  had
    repurchased a total of 26,742 shares pursuant to such stock repurchase program.


NOTE G - RELATED PARTY TRANSACTIONS

    During the fiscal years ended September 30, 1996 and 1995, the Company engaged in certain transactions with Microwave Engineering Corporation ("MEC"), the holder of 224,500 shares of the Company's Common Stock (or 16% of the outstanding Common Stock). James M. Herrmann, President of MEC, serves as a Director of the Company. Dr. Ibrahim Hefni, a director of the Company, is a stockholder and director of MEC.

    The transactions between the Company and MEC included the provision of financial consulting services; the provision of accounting and bookkeeping functions, including the preparation of the Company's payroll and other accounting functions for the Company; and the sale by MEC of certain parts, supplies, computer equipment and other tangible personal property to the Company. MEC did not charge the Company for any services rendered during fiscal 1995 and 1996.


NOTE H - ENVIRONMENTAL CLAIMS

    Two environmental lawsuits were instituted against the Company in fiscal year 1990. Both lawsuits relate to the alleged contamination by the Company of the soil and groundwater at or in the vicinity of the Company's former headquarters at 1271 Reamwood Avenue, Sunnyvale, California (the "Former Headquarters"). The two lawsuits have been instituted against the Company separately by Intersil, Inc. ("Intersil") and by the owner of the Former Headquarters.

       Suit by Intersil - On September 28, 1990, Intersil instituted a civil action in the United States District Court, Northern District of California pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for reimbursement of response costs incurred and to be incurred by Intersil in response to the release or threatened release of hazardous substances from the Former Headquarters and for a declaratory judgment as to the Company's liability for future response costs. The action also sought a judgment awarding Intersil compensatory damages, costs and interest, as well as an order requiring that the Company abate the conditions giving rise to the action. The Intersil suit followed the demand made in May 1990 for not less than $807,831.50 which represented approximately 50% of Intersil's response costs incurred as of February 28, 1990. In 1992, Intersil increased its demand to approximately $3.7 million. The suit also included claims for negligence, nuisance, waste and trespass, all as a result of the alleged release or threatened release of hazardous substances into the environment by the Company.





                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995


NOTE H - ENVIRONMENTAL CLAIMS (continued)

       Suit by  Former  Landlord  - In  August  1990,  the  owner of the  Former
       Headquarters instituted legal action against the Company in Superior Court of California, Santa Clara County, for the costs of investigating and remedying suspected toxic contamination at the site. The complaint alleged that during its occupancy of the Former Headquarters, the Company released or disposed of certain toxic and hazardous substances onto the property resulting in contamination of the groundwater beneath the property. The complaint estimated that the cost of investigation and cleanup of the alleged contamination exceeded $200,000. The owner's complaint also sought to hold the Company liable for lost rents in excess of $30,000 per month until the cleanup of the alleged contamination was completed. In addition, the owner's complaint alleged that the Company damaged the property by failing to properly maintain it and by removing fixtures and causing other damage upon vacating the premises. The complaint estimated that the costs to be incurred to repair the alleged damage would total not less than $50,000. The complaint also sought to recover for the diminution in the value of the property caused by all of the alleged actions of the Company as described above. Finally, the complaint sought punitive damages of $1,000,000 and payment of the owner's other administrative costs and legal expenses.

    The Company retained environmental counsel to defend the Company in both the Intersil suit and the environmental lawsuit filed by the former Landlord. The primary liability issue in both lawsuits was whether or not the Company was the source of any soil and/or groundwater contamination at the Former Headquarters and, if so, the allocation of the cleanup costs at or about the site among the contributors.

    In fiscal year 1990, the Company established a reserve in the amount of $250,000 to cover the anticipated costs and expense of conducting the environmental investigation and defending against claims for environmental matters already instituted by Intersil and by the owner of the Former Headquarters or which might be instituted by the California Regional Water Quality Control Board ("RWQCB"). In the second quarter of fiscal 1992, the legal reserve was increased by $150,000 and the reserve was converted to a reserve for anticipated environmental cleanup costs. As of the close of the 1992 fiscal year, the balance of the environmental reserve was approximately $360,000.

    On July 28, 1992, the Company announced that it had reached an agreement to settle the two environmental lawsuits instituted against the Company by Intersil and the Former Landlord. Definitive settlement agreements were executed and exchanged by all parties in November, 1992. Under the terms of both settlements, the Company has agreed to reimburse both Intersil and the Former Landlord for certain costs alleged to have been incurred in remediating soil and groundwater contamination at the Former Headquarters. The costs of both settlements were funded, in large part, by proceeds obtained by the Company's insurance carriers. In addition, as part of the settlements, the Company agreed to undertake soil and groundwater remediation at the Former Headquarters.




                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995


NOTE H - ENVIRONMENTAL CLAIMS (continued)

    A workplan for remedial action, including several amendments thereto, was submitted by the Company to the RWQCB in early 1993. In July of 1993, the RWQCB conditionally approved the Company's workplan. The workplan contemplates the installation by the Company of a pilot treatment system for the underground removal of chemical contamination in the shallow groundwater at the site as well as soil remediation and additional testing and groundwater monitoring at the site. As a result of the conditional approval of the Company's workplan, the Company increased the reserve for future environmental cleanup costs at September 30, 1993 to $500,000.

    In fiscal 1994, the Company continued its efforts to obtain final approval of a workplan for remedial action from the RWQCB. Under the terms of the settlement agreements entered into by the Company, the Company was entitled to hook in to an existing groundwater treatment system being operated on a contiguous site. However, after the settlement agreements were executed, the operator of the system advised the Company of its intention to abandon the system and to implement a passive treatment system. As a result of these changes in circumstances, the Company experienced some delays in implementing groundwater treatment at the site. During fiscal 1994, the Company expensed all current environmental costs with the result that the reserve for future environmental costs at September 30, 1994 remained at $500,000.

    In fiscal 1995, the Company was fined $100,000 and ordered to put $250,000 in an irrevocable account, to be used solely for remediation activities, by the RWQCB for violating certain site cleanup requirements. During fiscal 1995, the Company continued its soil remediation and implemented its groundwater treatment. As a result of further analysis and additional information provided, the Company increased the environmental reserve to $1,000,000 at September 30, 1995.

    In October 1995, Intersil notified the Company that the Intersil's Bentonite slurry wall was damaged by excavation activity performed by the Company. Intersil alleged this damage was responsible for increased migration of groundwater from Intersil's site to the Company's site. Following a series of motions and proceedings before a Special Master, the court entered an order on August 19, 1996 requiring the Company to pay approximately $210,000 in damages to Intersil plus $16,000 in Special Master fees. The order was confirmed in a judgment entered on October 30, 1996. In addition, the Company may be required to pay additional attorneys' fee to Intersil of $60,000. The Company has appealed the order and is currently investigating is options. Management is unable to determine the outcome of the appeal but has taken this judgment into consideration in determining the environmental liability reserve. During fiscal 1996, the Company incurred and expensed approximately $200,000 in environmental cleanup costs.

    The Company has been ordered to resubmit a Remedial Action Plan ("RAP") to the Regional Water Quality Control Board ("RWQCB") which evaluates and proposes a final remediation plan for the Sunnyvale site. The Company has submitted its draft RAP to the RWQCB and expects to obtain approval in the next few months.





                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           SEPTEMBER 30, 1996 AND 1995


NOTE H - ENVIRONMENTAL CLAIMS (continued)

    The Company has maintained its environmental liability reserve at $1,000,000 at September 30, 1996. The $1,000,000 reserve represents management's best estimate of the anticipated costs and expenses to complete the cleanup of the site in accordance with the Company's workplan. However, there is no assurance that the cleanup of the site can be completed for the reserved amount and changes in conditions at the site as the cleanup is undertaken or other unknown circumstances may result in significant increases in future cleanup costs which cannot be reasonably anticipated by the Company at this time.


NOTE I - PROPOSED LIQUIDATION OF THE COMPANY

    On May 1, 1996, the Company's Board of Directors approved a plan of dissolution and liquidation of the Company subject to the approval of the Company's shareholders. It is anticipated that voting on this proposal will occur sometime in the first calendar quarter of 1997. The Company plans to distribute the net assets to the shareholders after establishing a liquidating trust of $3,000,000 to cover the environmental reserve. When the environmental remediation is completed, the remaining balance in the trust will be distributed to shareholders holding an interest in the liquidating trust. Due to the uncertainty surrounding the resolution of the environmental reserve, the liquidating trust may continue in existence for a considerable period of time subsequent to the legal dissolution of the Company for purposes of discharging the trust's assets and liabilities.














                                                                       EXHIBIT 2
                                                                       ---------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                  Form 10-KSB/A
                                 Amendment No. 1
                     ANNUAL REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For fiscal year ended                                     Commission File Number
 September 30, 1996                                               0-3392

                             WESTERN MICROWAVE, INC.
                 (Name of small business issuer in its charter)


             Virginia                                      94-1530593
             --------                                      ----------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                   P.O. Box 64252, Sunnyvale, California 94086
                   -------------------------------------------
                    (Address of principal executive offices)


                                 (408) 745-6679
                                 --------------
                            Issuer's telephone number

Securities registered under
Section 12(b) of the Exchange Act:  None

Securities registered under
Section 12(g) of the Exchange Act:  Common Stock, $.10 par value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                                             ---    ---
Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

The issuer's revenues for its most recent fiscal year ended September 30, 1996 were $0.

The aggregate market value of the voting stock held by non-affiliates of the issuer on January 31, 1997, based upon the average bid and ask prices of such stock on that date, was $1,552,935. The number of shares of Common Stock of the issuer outstanding as of January 31, 1997 was 1,528,491.

Documents Incorporated By Reference:  None

Transitional Small Business Disclosure Format:  Yes      No X
                                                    ---     ---
                                      - 1 -






                                     PART II

ITEM 6.           MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

Assets. Total assets as of September 30, 1996 increased from the beginning of the fiscal year by approximately $1.23 million to a total of $8.55 million. The increase in total assets is the result of additional purchases of investment securities on margin ($1.1 million), appreciation in the fair value of investment securities ($97,000) and proceeds from sale of common stock ($150,000), offset by the net loss for the year of approximately $117,000. Investment income for fiscal 1996, consisting of interest, dividends and capital gains on the sales of securities, totaled $731,531.

Total Stockholders' Equity. Total stockholders' equity as of the close of the 1996 fiscal year increased from approximately $5.13 million (or $3.73 per share) at the beginning of the fiscal year to approximately $5.27 million (or $3.44 per share) at the close of the fiscal year. The increase of approximately $129,000 in total stockholders' equity for the current fiscal year is the result of the aforementioned increase in the fair value of investment securities and proceeds from the sale of common stock offset by the net loss incurred for the year. The decline in the book value per share of $.29 is the result of additional shares issued in the sale of common stock which more than offset the increase in stockholders' equity on a per share basis.

Environmental Liability. Under the terms of the settlement agreements entered into by the Company in connection with the settlement of the environmental lawsuits, the Company has agreed to undertake certain soil and groundwater remediation activities at its former headquarters on Reamwood Avenue, Sunnyvale, California (See, Item 3, LEGAL PROCEEDINGS - Environmental Claims)

In fiscal year 1990, the Company established a reserve in the amount of $250,000 to cover the anticipated costs and expenses of conducting the environmental investigation and defending against the environmental claims instituted by Intersil and by the owner of the Former Headquarters or which might be instituted by the California Regional Water Quality Control Board. In the second quarter of fiscal 1992, the legal reserve was increased by $150,000. As a result of the settlement of the environmental lawsuits, at the end of 1992 the legal reserve was converted to a reserve for anticipated environmental cleanup costs.

As a result of the conditional approval of the Company's workplan contemplating significant soil and groundwater remediation activities in 1993, the Company increased the reserve for future environmental cleanup costs to $500,000. In fiscal

1994 and 1995, the Company expensed all current environmental costs which totaled approximately $564,000 for the two year period.

As a result of further investigation and soil remediation activities completed by the Company at the site in fiscal 1995, the Company determined that the existing $500,000 environmental reserve should not be adequate to complete the cleanup. As a result, in fiscal 1995, the Company increased the reserve for future environmental costs by $500,000 to $1,000,000. The $500,000 increase in the environmental reserve at the close of the 1995 fiscal year was based, in large part, on the historical costs expended by the Company in the clean up in fiscal 1994 and 1995. During such two year period, the Company's cleanup costs and expenses averaged approximately $282,000 per year. Under the Company's workplan, the Company could reasonably expect to continue groundwater treatment for a minimum of two to three years at an annual cost per year of at least $250,000. Accordingly, the $1,000,000 reserve at September 30, 1995 was intended to cover the anticipated cleanup costs of operating a groundwater treatment system for a three to four year period.

The Company, in fiscal 1996, expensed approximately $200,000 in costs relating to the environmental cleanup but has left the $1,000,000 reserve unchanged. The $1,000,000 reserve at September 30, 1996 represents management's best estimate of the anticipated costs and expenses to complete the cleanup of the site in accordance with the Company's proposed workplan. However, there is no assurance that the cleanup of the site can be completed for the reserved amount and changes in conditions at the site as the cleanup is undertaken or other unknown circumstances may result in significant increases in future cleanup costs which cannot be reasonably anticipated by the Company at this time. At September 30, 1996, the Company's total assets exceeded $8.5 million, and, therefore, the Company believes that it has more than sufficient assets to complete the cleanup in the event the anticipated costs and expenses exceed the amount of the reserve.

After the liquidation of the Company and the distribution to the Shareholders, the reserve will be the Company's remaining asset. The liquidation of the Company will not discharge the Company's environmental liabilities and accordingly, the reserve exists to discharge these obligations. If the reserve is insufficient to discharge these obligations, the Shareholders of the Company may be liable to the Company in the amount of any distributions made by the Trustee of the Liquidating Trust.

Liquidity and Capital Resources. As a result of the sale of the WMI Business in fiscal 1995, substantially all of the Company's assets consist of cash and marketable securities. Pending the resolution of the Company's environmental liability for the cleanup of the Former Headquarters, the Company has invested substantially all of its current assets in a diversified portfolio of marketable securities. As of September 30, 1996, the portfolio of marketable securities were valued at approximately $8.33 million.

RESULTS OF OPERATIONS

Sales or Cost of  Sales.  The  Company  had no sales or costs of sales in fiscal
1996.

Selling, General and Administrative Expenses. Included in total selling, general and administrative expenses for fiscal 1996 were compensation paid to Dr. Hefni in the form of environmental consulting fees of $150,000, portfolio management fees of $66,000 and a portfolio value increase fee of $112,000. Other significant expense items include legal expenses of $214,000 and environmental cleanup related expenses of $200,000.

Interest, Dividends and Capital Gains. Investment income for fiscal 1996 consisting of interest, dividends and capital gains on the sales of securities totaled $731,531, an increase of approximately $203,000 (or 38%) from fiscal 1995 levels. In addition, in fiscal 1996, the Company realized an additional gain of approximately $105,000 on the sale of operating and business assets in connection with the sale of WMI Business.

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this Form 10-KSB/A amending its annual report on Form 10-KSB for the fiscal year ended September 30, 1996 to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             WESTERN MICROWAVE, INC.
                                             By:  Dr. Ibrahim Hefni


                                             /s/ I. Hefni
                                             -----------------------------------
                                             President, Chief Executive Officer,
                                             and Treasurer

Dated:  June 11, 1997

                                                                       EXHIBIT 3
                                                                       ---------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                   FORM 10-QSB

               X  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
              ---    OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTER ENDED MARCH 31, 1997               COMMISSION FILE NUMBER 0-3392
--------------------------------------------------------------------------------



                             WESTERN MICROWAVE, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  VIRGINIA                                   94-1530593
                  --------                                   ----------
       (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION                    IDENTIFICATION NO.)


                                 P.O. BOX 64252
                           SUNNYVALE, CALIFORNIA 94086
                           ---------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          TELEPHONE NO. (408) 745-6679

--------------------------------------------------------------------------------


INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS) AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                                    YES  X   NO
                                        ---     ---

AS OF MAY 12, 1997 THERE WERE 1,528,491 SHARES OF THE REGISTRANT'S COMMON STOCK OUTSTANDING.







                             WESTERN MICROWAVE, INC.

                                   FORM 10-QSB

                                TABLE OF CONTENTS
                                -----------------


PART I.     FINANCIAL INFORMATION

Item 1.     Financial Statements:

               Balance Sheet - March 31, 1997.................................1

               Statements of Operations - Three and Six Months Ended
                   March 31, 1997 and 1996....................................2

               Statements of Cash Flows - Six Months Ended
                   March 31, 1997 and 1996....................................3

               Notes to Financial Statements..................................4

Item 2.     Management's Discussion and Analysis of Financial Condition
               and Results of Operations......................................6

SIGNATURES





                            WESTERN MICROWAVE, INC.

                                  BALANCE SHEET

                                 MARCH 31, 1997



                                     ASSETS

Cash and cash equivalents                                                           $    17,645
Money market funds                                                                    1,154,621
Trading securities - at market                                                        7,515,425
Other assets                                                                             14,834
                                                                                    -----------

          Total assets                                                              $ 8,702,525
                                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                                    $    30,950
Accrued liabilities                                                                   2,197,865
Income taxes payable                                                                    670,212
                                                                                    -----------

          Total liabilities                                                           2,899,027

Stockholders' equity:
   Common stock - $.10 par value; 3,000,000 shares authorized; 1,555,233
      shares issued, 1,528,491 outstanding                                              152,849
   Capital in excess of par value                                                     4,148,981
   Retained earnings                                                                  1,501,668
                                                                                    -----------

          Total stockholders' equity                                                  5,803,498
                                                                                    -----------
          Total liabilities and stockholders' equity                                $ 8,702,525
                                                                                    ===========

         The accompanying notes are an integral part of this statement.

                             WESTERN MICROWAVE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                       Three Months Ended             Six Months Ended
                                                           March 31,                      March 31,
                                                           ---------                      ---------
                                                      1997           1996           1997            1996
                                                      ----           ----           ----            ----

Investment income                                    $1,237,092    $   173,598      $1,406,262     $  284,951
Gain resulting from change in accounting
   principle                                            806,236              -         806,236              -
Other income                                                  -         10,927               -         44,232
                                                     ----------    -----------      ----------     ----------
                                                      2,043,328        184,525       2,212,498        329,183

General and administrative expenses                     144,314        237,906         412,976        515,332
                                                     ----------    -----------      ----------     ----------

Earnings (loss) before income taxes                   1,899,014        (53,381)      1,799,522       (186,149)

Provision for income taxes                              848,012              -         848,012              -
                                                     ----------    -----------      ----------     ----------

          Net (loss) income                          $1,051,002   $    (53,381)    $   951,510    $  (186,149)
                                                     ==========   ============     ===========    ===========

          Net (loss) income per share                $     0.69   $      (0.04)    $      0.62    $     (0.13)
                                                     ==========   ============     ===========    ===========

Weighted average number of shares
   of common stock outstanding                        1,528,491      1,378,491       1,528,491      1,378,491
                                                     ==========   ============     ===========    ===========

        The accompanying notes are an integral part of these statements.

                             WESTERN MICROWAVE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Six Months Ended
                                                                                                 March 31,
                                                                                                 ---------
                                                                                          1997            1996
                                                                                          ----            ----
Increase  (decrease)  in cash and cash  equivalents  Cash flows  from  operating activities:
   Net (loss) income                                                                     $  951,510     $(186,149)
   Adjustment to reconcile net (loss) income  to net cash (used in)
      provided by operating activities:
        Depreciation                                                                              -           998
        Money market fund income                                                            (11,814)            -
        Realized gain on sale of securities                                                (430,990)            -
        Holding gain on trading securities                                                 (628,436)            -
        Changes in assets and liabilities:
          Other assets                                                                       (4,973)       39,093
          Prepaid expenses                                                                        -         1,685
          Accounts payable                                                                 (111,391)      545,327
          Accrued liabilities                                                               130,546      (296,859)
          Income taxes payable                                                              670,212             -
          Margin account liability                                                       (1,075,437)            -
                                                                                         ----------     ---------

             Net cash (used in) provided by operating activities                           (510,773)      104,095

Cash flows from investing activities:
   Purchase of investment securities                                                     (1,784,154)     (800,159)
   Payments on margin loan                                                                        -       517,780
   Proceeds from sale of investment securities                                            2,266,784             -
                                                                                         ----------     ---------

             Net cash provided by (used in) investing activities                            482,630      (282,379)
                                                                                         ----------     ---------

             Net decrease in cash and cash equivalents                                      (28,143)     (178,284)

Cash and cash equivalents at beginning of period                                             45,788       425,788
                                                                                         ----------     ---------

Cash and cash equivalents at end of period                                               $   17,645     $ 247,504
                                                                                         ==========     =========

        The accompanying notes are an integral part of these statements.

                             WESTERN MICROWAVE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 1997 AND 1996


Basis of Presentation
---------------------

The accompanying financial statements reflect, in the opinion of Management, all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position and results of operations of and for the periods indicated.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although the Company believes the disclosures which are made are adequate to make the information presented not misleading.

The Company's significant accounting policies are summarized in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996. These policies have been consistently applied during the periods presented in this report. The accompanying report on Form 10-QSB, including the financial statements, should be read in conjunction with the financial statements referenced above.


NOTE 1 - INVESTMENT SECURITIES

    As of March 31, 1997, the Company has reclassified its investment securities portfolio in accordance with the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. The
    Company has reclassified its entire portfolio as trading securities. The portfolio had been previously classified as "available for sale." As a result of this change, the Company has recognized a gain of $628,436, net of income taxes of $177,800, during the current quarter representing the net unrealized holding gains on debt and equity securities as of March 31, 1997, which had previously been recorded as a component of stockholders' equity. The following is a summary of the Company's investment securities portfolio as of March 31, 1997:

          Common stocks .............................    $   4,944,234
          Preferred stocks ..........................        2,408,691
          Other .....................................          162,500
                                                         -------------

                                                         $   7,515,425
                                                         =============

    The Company has entered into certain contracts in which the Company receives a payment and agrees to buy shares of specific securities if the holder puts the securities to the Company (put contracts). This obligation could occur if the market price of the securities drops below the option price. The aggregate obligation on put contracts for which the option price exceeds the market price is $496,375. The market risk to the Company is that if the share prices of the securities subject to the options decline below the option price, and the holder puts the securities to the Company, the Company would be required to buy the securities at a price in excess of market. At March 31, 1997, the Company has recorded a liability for the amounts received on open put contracts of $790,354. At March 31, 1997, the Company has net unrealized gains of $8,636 on open put contracts. The Company has also entered into certain contracts in which the Company receives a payment and agrees to sell shares of specific securities if the holder calls the securities from the Company (call

                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MARCH 31, 1997 AND 1996



NOTE 1 - INVESTMENT SECURITIES (continued)

    contracts). This obligation could occur if the market price of the securities rises above the option price. The market risk to the Company is that if the share prices of the securities subject to the options rises above the option price and the holder calls the securities from the Company, the Company would be required to buy the securities at market price and sell them at a price less than market. The contract obligation to the Company on call contracts where the market price exceeds the option price is insignificant at March 31, 1997. There was one uncovered call contract outstanding at March 31, 1997, however, the Company was not in a loss position on this contract. At March 31, 1997, the Company has recorded a liability for the amounts received on open call contracts of $124,791. At March 31, 1997, the Company has net unrealized losses of $16,956 on these open contracts. The Company records the premium payments it receives from these activities as a deferred liability upon receipt. Unrealized gains on open contracts are deferred and not recognized until the contracts lapse or are settled. Unrealized losses are not recognized until realized, i.e., when the contract is either put to the Company or called from the Company.


NOTE 2 - ACCRUED LIABILITIES

    Accrued liabilities consist of the following at March 31, 1997:

          Payroll and other .........................   $     282,720
          Environmental cleanup .....................       1,000,000
          Deferred option income ....................         915,145
                                                        -------------
                                                        $   2,197,865
                                                        =============

ITEM 2. MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

Assets. Total assets as of March 31, 1997 increased from the beginning of the fiscal year by approximately $.14 million to a total of $8.70 million. Investment securities activity accounted for the majority of the increase, offset by an increase in income taxes payable of $670,000.

Total Stockholders' Equity. Total stockholders' equity as of March 31, 1997 increased from approximately $5.27 million (or $3.44 per share) at the beginning of the fiscal year to approximately $5.80 million (or 3.80 per share). The increase of approximately $538,000 in total stockholders' equity for the six months period is the result of the net income of $951,510 reported for the period offset by unrealized holding gains on investment securities of $413,868 which had been recognized as a component of stockholders' equity at the beginning of the fiscal year.

Environmental Liability. In the quarter ended March 31, 1997, the Company expensed approximately $5,050 in costs relating to the environmental cleanup but has left the $1,000,000 reserve unchanged. The $1,000,000 reserve at March 31, 1997 represents management's best estimate of the anticipated costs and expenses to complete the cleanup of the site in accordance with the Company's proposed workplan. However, there is no assurance that the cleanup of the site can be completed for the reserved amount and changes in conditions at the site as the cleanup is undertaken or other unknown circumstances may result in significant increased in future cleanup costs which cannot be reasonably anticipated by the Company at this time. At March 31, 1997, the Company's total assets exceeded $9.4 million, and, therefore, the Company believes that it has more than sufficient assets to complete the cleanup in the event the anticipated costs and expenses exceed the amount of the reserve.

Liquidity and Capital Resources. As a result of the sale of the WMI Business in fiscal 1995, substantially all of the Company's assets consist of cash and marketable securities. Pending the resolution of the Company's environmental liability for the cleanup of the Former Headquarters, the Company has invested substantially all of its current assets in a diversified portfolio of marketable securities. As of March 31, 1997, the portfolio of marketable securities, including money market funds, were valued at approximately $8.67 million.

RESULTS OF OPERATIONS

Investment Income. Investment income for the quarter ended March 31, 1997, consisting of interest, dividends, realized gains on sales of investment securities and gains on put and call options, was $1,237,092, an increase of $1,063,494 or 613% over the same period last year. The increase is attributable to increased income generated from the expiration of put and call option contracts of approximately $688,000, gains on sales of investment securities of approximately $426,000, offset by lower levels of interest and dividends of approximately $50,000. For the six months ended March 31, 1997, investment income increased to $1,406,262, an increase of $1,121,311 or 394% over the same period last year. The increase was largely due to the same factors impacting the increase for the current fiscal quarter. The Company recorded a one time gain resulting from the reclassification of investment securities of $806,236 during the quarter ended March 31, 1997. A deferred income tax provision of $177,800 offset the gain recorded.

General and Administrative Expenses. General and administrative expenses aggregated $412,976 for the six months ended March 31, 1997, a decrease of $102,356 or 20% over the same period last year. The decrease was due to lower expenses relating to the environmental litigation and cleanup. Included in current period expenses were environmental consulting fees of $75,000 plus investment portfolio management fees of $160,309 paid to the Company's president and CEO. The balance of the expenses relate to legal expenses on environmental matters ($69,000) and other miscellaneous expenses.

Income Taxes. During the quarter ended March 31, 1997, the Company reflected an income tax provision of $848,012. Due to the losses recorded in the 1996 time periods, no income tax accrual was recorded. The 1997 accrual includes a deferred provision of $177,800 as a result of the Company's decision to reclassify its investment securities portfolio. The balance of the accrual, $670,212 reflects the current income taxes due on income generated during the quarter. The Company has not reflected any deferred tax asset resulting from the temporary difference created by the environmental accrual since its is doubtful, given the Company's current plans to enter into a formal plan of liquidation, that any benefit from the reversal of temporary difference will be realized at the corporate level.

                                   SIGNATURES


In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  WESTERN MICROWAVE, INC.
                                                  By:  Dr. Ibrahim Hefni


Dated:  May 14, 1997                              /s/ I. Hefni
                                                  -----------------------------
                                                         Ibrahim Hefni
                                                   President and Treasurer and
                                                     Chief Executive Officer

DOCUMENT>
   TYPE>                    EX-27
   DESCRIPTION>             Financial Data Schedule
TEXT>

ARTICLE>                     5
TABLE>
PERIOD-TYPE>                   6-MOS
FISCAL-YEAR-END>                              SEP-30-1996
PERIOD-START>                                 OCT-01-1996
PERIOD-END>                                   MAR-31-1997
CASH>                                         17,645
SECURITIES>                                   8,670,046
RECEIVABLES>                                  0
ALLOWANCES>                                   0
INVENTORY>                                    0
CURRENT-ASSETS>                               8,702,525
PP&E>                                         0
DEPRECIATION>                                 0
TOTAL-ASSETS>                                 8,702,525
CURRENT-LIABILITIES>                          2,899,027
BONDS>                                        0
PREFERRED-MANDATORY>                          0
PREFERRED>                                    0
COMMON>                                       152,849
OTHER-SE>                                     5,650,649
TOTAL-LIABILITY-AND-EQUITY>                   8,702,525
SALES>                                        0
TOTAL-REVENUES>                               2,212,498
CGS>                                          0
TOTAL-COSTS>                                  412,976
OTHER-EXPENSES>                               0
LOSS-PROVISION>                               0
INTEREST-EXPENSE>                             0
INCOME-PRETAX>                                1,799,522
INCOME-TAX>                                   848,012
INCOME-CONTINUING>                            951,510
DISCONTINUED>                                 0
EXTRAORDINARY>                                0
CHANGES>                                      806,236
NET-INCOME>                                   951,510
EPS-PRIMARY>                                  .62
EPS-DILUTED>                                  .62
/TABLE>
/TEXT>
/DOCUMENT>












                                                                       EXHIBIT 4
                                                                       ---------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549
                              ---------------------

                                  FORM 10-QSB/A

               X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
              ---    OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTER ENDED MARCH 31, 1997               COMMISSION FILE NUMBER 0-3392
--------------------------------------------------------------------------------



                             WESTERN MICROWAVE, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          VIRGINIA                                               94-1530593
          --------                                               ----------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION                               IDENTIFICATION NO.)


                                 P.O. BOX 64252
                           SUNNYVALE, CALIFORNIA 94086
                           ---------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          TELEPHONE NO. (415) 366-9777

--------------------------------------------------------------------------------


INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS) AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                                    YES  X  NO
                                        ---    ---

AS OF MAY 12, 1997 THERE WERE 1,528,491 SHARES OF THE REGISTRANT'S COMMON STOCK OUTSTANDING.






                             WESTERN MICROWAVE, INC.

                                  FORM 10-QSB/A

                                TABLE OF CONTENTS
                                -----------------


PART I.    FINANCIAL INFORMATION

Item 1.    Financial Statements:

              Balance Sheet - March 31, 1997.................................1

              Statements of Operations - Three and Six Months Ended
                  March 31, 1997 and 1996....................................2

              Statements of Cash Flows - Six Months Ended
                  March 31, 1997 and 1996....................................3

              Notes to Financial Statements..................................4

Item 2.    Management's Discussion and Analysis of Financial Condition
              and Results of Operations......................................6

SIGNATURES




                             WESTERN MICROWAVE, INC.

                                  BALANCE SHEET

                                 March 31, 1997



                                     ASSETS

Cash and cash equivalents                                                             $       17,645
Money market funds                                                                         1,154,621
Trading securities - at market                                                             7,515,425
Other assets                                                                                  14,834
                                                                                              ------

          Total assets                                                                $    8,702,525
                                                                                      ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                                      $       30,950
Accrued liabilities                                                                        2,197,865
Income taxes payable                                                                         670,212
                                                                                             -------

          Total liabilities                                                                2,899,027

Stockholders' equity:
   Common stock - $.10 par value; 3,000,000 shares authorized; 1,555,233
      shares issued, 1,528,491 outstanding                                                   152,849
   Capital in excess of par value                                                          4,148,981
   Retained earnings                                                                       1,501,668
                                                                                           ---------

          Total stockholders' equity                                                       5,803,498
                                                                                           ---------

          Total liabilities and stockholders' equity                                  $    8,702,525
                                                                                      ==============

The accompanying notes are an integral part of these statements.

                            WESTERN MICROWAVE, INC.

                            STATEMENTS OF OPERATIONS


                                                              Three Months Ended                       Six Months Ended
                                                                    March 31,                              March 31,
                                                                    ---------                              ---------
                                                             1997             1996                    1997            1996
                                                             ----             ----                    ----            ----

Investment income                                       $   1,237,092  $     173,598         $     1,406,262        $284,951
Gain resulting from change in accounting
   principle                                                  806,236              -                 806,236               -
Other income                                                        -         10,927                       -          44,232
                                                            ---------        -------               ---------         -------
                                                            2,043,328        184,525               2,212,498         329,183

General and administrative expenses                           144,314        237,906                 412,976         515,332
                                                            ---------        -------               ---------         -------

Earnings (loss) before income taxes                         1,899,014        (53,381)              1,799,522        (186,149)

Provision for income taxes                                    848,012              -                 848,012               -
                                                            ---------        -------               ---------         -------

          Net (loss) income                             $   1,051,002  $     (53,381)        $       951,510        $(186,149)
                                                        =============  =============         ===============        =========

          Net (loss) income per share                   $        0.69  $       (0.04)        $          0.62        $   (0.13)
                                                        =============  =============         ===============        =========

Weighted average number of shares
   of common stock outstanding                              1,528,491      1,378,491               1,528,491        1,378,491
                                                        =============  =============         ===============        =========

The accompanying notes are an integral part of these statements.

                             WESTERN MICROWAVE, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                        Six Months Ended
                                                                                             March 31,
                                                                                             ---------
                                                                                       1997            1996
                                                                                       ----            ----
Increase  (decrease)  in cash and cash  equivalents
  Cash flows  from  operating activities:
   Net (loss) income                                                             $       951,510  $   (186,149)
   Adjustment to reconcile net (loss) income  to net cash (used in)
      provided by operating activities:
        Depreciation                                                                           -           998
        Money market fund income                                                         (11,814)            -
        Realized gain on sale of securities                                             (430,990)            -
        Holding gain on trading securities                                              (628,436)            -
        Changes in assets and liabilities:
          Investment securities                                                          482,630             -
          Other assets                                                                    (4,973)       39,093
          Prepaid expenses                                                                     -         1,685
          Accounts payable                                                              (111,391)      545,327
          Accrued liabilities                                                            130,546      (296,859)
          Income taxes payable                                                           670,212             -
          Margin account liability                                                    (1,075,437)            -
                                                                                         -------      --------

             Net cash (used in) provided by operating activities                         (28,143)      104,095

Cash flows from investing activities:
   Purchase of investment securities                                                           -      (800,159)
   Payments on margin loan                                                                     -       517,780
                                                                                         -------      --------

             Net cash provided by (used in) investing activities                               -      (282,379)
                                                                                         -------      --------

             Net decrease in cash and cash equivalents                                   (28,143)     (178,284)

Cash and cash equivalents at beginning of period                                          45,788       425,788
                                                                                         -------      --------

Cash and cash equivalents at end of period                                       $        17,645  $    247,504
                                                                                 ===============  ============

The accompanying notes are an integral part of these statements.

                             WESTERN MICROWAVE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 1997 AND 1996



Basis of Presentation

The accompanying financial statements reflect, in the opinion of Management, all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position and results of operations of and for the periods indicated.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although the Company believes the disclosures which are made are adequate to make the information presented not misleading.

The Company's significant accounting policies are summarized in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996. These policies have been consistently applied during the periods presented in this report. The accompanying report on Form 10-QSBA, including the financial statements, should be read in conjunction with the financial statements referenced above.


NOTE 1 - INVESTMENT SECURITIES

    As of March 31, 1997, the Company has reclassified its investment securities portfolio in accordance with the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. The
    Company has reclassified its entire portfolio as trading securities. The portfolio had been previously classified as "available for sale." As a result of this change, the Company has recognzied a gain of $628,436, net of income taxes of $177,800, during the current quarter representing the net unrealized holding gains on debt and equity securities as of March 31, 1997, which had previously been recorded as a component of stockholders' equity. The following is a summary of the Company's investment securities portfolio as of March 31, 1997:

          Common stocks ............................    $   4,944,234
          Preferred stocks .........................        2,408,691
          Other ....................................          162,500
                                                        -------------
                                                        $   7,515,425
                                                        =============

    The Company has entered into certain contracts in which the Company receives a payment and agrees to buy shares of specific securities if the holder puts the securities to the Company (put contracts). This obligation could occur if the market price of the securities drops below the option price. The aggregate obligation on put contracts for which the option price exceeds the market price is $496,375. The market risk to the Company is that if the share prices of the securities subject to the options decline below the option price, and the holder puts the securities to the Company, the Company would be required to buy the securities at a price in excess of market. At March 31, 1997, the Company has recorded a liability for the amounts received on open put contracts of $790,354. At March 31, 1997, the Company has net unrealized gains of $8,636 on open put contracts. The Company has also entered into certain contracts in which the Company receives a payment and agrees to sell shares of specific securities if the holder calls the securities from the Company (call

                             WESTERN MICROWAVE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MARCH 31, 1997 AND 1996


NOTE 1 - INVESTMENT SECURITIES (continued)

    contracts). This obligation could occur if the market price of the securities rises above the option price. The market risk to the Company is that if the share prices of the securities subject to the options rises above the option price and the holder calls the securities from the Company, the Company would be required to buy the securities at market price and sell them at a price less than market. The contract obligation to the Company on call contracts where the market price exceeds the option price is insignificant at March 31, 1997. There was one uncovered call contract outstanding at March 31, 1997, however, the Company was not in a loss position on this contract. At March 31, 1997, the Company has recorded a liability for the amounts received on open call contracts of $124,791. At March 31, 1997, the Company has net unrealized losses of $16,956 on these open contracts. The Company records the premium payments it receives from these activities as a deferred liability upon receipt. Unrealized gains on open contracts are deferred and not recognized until the contracts lapse or are settled. Unrealized losses are not recognized until realized, i.e., when the contract is either put to the Company or called from the Company.


NOTE 2 - ACCRUED LIABILITIES

    Accrued liabilities consist of the following at March 31, 1997:

          Payroll and other ........................    $     282,720
          Environmental cleanup ....................        1,000,000
          Deferred option income ...................          915,145
                                                        -------------
                                                        $   2,197,865
                                                        =============

ITEM 2. MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

Assets. Total assets as of March 31, 1997 increased from the beginning of the fiscal year by approximately $.14 million to a total of $8.70 million. Investment securities activity accounted for the majority of the increase, offset by an increase in income taxes payable of $670,000

Total Stockholders' Equity. Total stockholders' equity as of March 31, 1997 increased from approximately $5.27 million (or $3.44 per share) at the beginning of the fiscal year to approximately $5.80 million (or 3.80 per share). The increase of approximately $538,000 in total stockholders' equity for the six months period is the result of the net income of $951,510 reported for the period offset by unrealized holding gains on investment securities of $413,868 which had been recognized as a component of stockholders' equity at the beginning of the fiscal year.

Environmental Liability. In the quarter ended March 31, 1997, the Company expensed approximately $5,050 in costs relating to the environmental cleanup but has left the $1,000,000 reserve unchanged. The $1,000,000 reserve at March 31, 1997 represents management's best estimate of the anticipated costs and expenses to complete the cleanup of the site in accordance with the Company's proposed workplan. However, there is no assurance that the cleanup of the site can be completed for the reserved amount and changes in conditions at the site as the cleanup is undertaken or other unknown circumstances may result in significant increased in future cleanup costs which cannot be reasonably anticipated by the Company at this time. At March 31, 1997, the Company's total assets exceeded $9.4 million, and, therefore, the Company believes that it has more than sufficient assets to complete the cleanup in the event the anticipated costs and expenses exceed the amount of the reserve.

Liquidity and Capital Resources. As a result of the sale of the WMI Business in fiscal 1995, substantially all of the Company's assets consist of cash and marketable securities. Pending the resolution of the Company's environmental liability for the cleanup of the Former Headquarters, the Company has invested substantially all of its current assets in a diversified portfolio of marketable securities. As of March 31, 1997, the portfolio of marketable securities, including money market funds, were valued at approximately $8.67 million.

RESULTS OF OPERATIONS

Investment Income. Investment income for the quarter ended March 31, 1997, consisting of interest, dividends, realized gains on sales of investment securities and gains on put and call options, was $1,237,092, an increase of $1,063,494 or 613% over the same period last year. The increase is attributable to increased income generated from the expiration of put and call option contracts of approximately $688,000, gains on sales of investment securities of approximately $426,000, offset by lower levels of interest and dividends of approximately $50,000. For the six months ended March 31, 1997, investment income increased to $1,406,262, an increase of $1,121,311 or 394% over the same period last year. The increase was largely due to the same factors impacting the increase for the current fiscal quarter. The Company recorded a one time gain resulting from the reclassification of investment securities of $806,236 during the quarter ended March 31, 1997. A deferred income tax provision of $177,800 offset the gain recorded.

General and Administrative Expenses. General and administrative expenses aggregated $412,976 for the six months ended March 31, 1997, a decrease of $102,356 or 20% over the same period last year. The decrease was due to lower expenses relating to the environmental litigation and cleanup. Included in current period expenses were environmental consulting fees of $75,000 plus investment portfolio management fees of $160,309 paid to the Company's president and CEO. The balance of the expenses relate to legal expenses on environmental matters ($69,000) and other miscellaneous expenses.

Income Taxes. During the quarter ended March 31, 1997, the Company reflected an income tax provision of $848,012. Due to the losses recorded in the 1996 time periods, no income tax accrual was recorded. The 1997 accrual includes a deferred provision of $177,800 as a result of the Company's decision to reclassify its investment securities portfolio. The balance of the accrual, $670,212 reflects the current income taxes due on income generated during the quarter. The Company has not reflected any deferred tax asset resulting from the temporary difference created by the environmental accrual since its is doubtful, given the Company's current plans to enter into a formal plan of liquidation, that any benefit from the reversal of temporary difference will be realized at the corporate level.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                      WESTERN MICROWAVE, INC.
                                                      By:  Dr. Ibrahim Hefni



                                                    /s/ I. Hefni
Dated: June 11, 1997                                --------------------------
      ---------------------                                Ibrahim Hefni
                                                     President and Treasurer and
                                                       Chief Executive Officer















PROXY                         WESTERN MICROWAVE, INC.                      PROXY

   PROXY FOR THE SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


         The undersigned, revoking all prior proxies, hereby appoint(s) Ibrahim Hefni and James M. Herrmann, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Western Microwave, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting in lieu of the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on July 15, 1997, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

             PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following three (3) directors (except as marked below) for the ensuing year.

     Nominees:  Ibrahim Hefni, James M. Herrmann and Basil Hefni

      ___                                ___
     /__/  FOR all nominees             /__/  WITHHOLD authority to vote for all
           (except as marked below)          nominees


     For all nominees except the following nominee(s):


--------------------------------------------------------------------------------

                 (Continued, and to be signed, on reverse side)










2.       To approve the Plan of Dissolution and Liquidation of the Company.
               ___          ___                        ____
              /__/    FOR  /__/   AGAINST             /___/   ABSTAIN


3. To select State Street Bank & Trust Company of California, N.A. as Trustee of the Liquidating Trust.
               ___          ___                        ____
              /__/    FOR  /__/   AGAINST             /___/   ABSTAIN


4.       To approve  the  amendment  to the  Articles  of  Incorporation  of the
         Company.
               ___          ___                        ____
              /__/    FOR  /__/   AGAINST             /___/   ABSTAIN


5. To ratify the selection of Grant Thornton LLP as the Company's independent public accountants for the current fiscal year.
               ___          ___                        ____
              /__/    FOR  /__/   AGAINST             /___/   ABSTAIN



                                     Dated .............................., 1997



                                     ......................................
                                                      Signature



                                     ......................................
                                             Signature if held jointly


                                     Please sign exactly as name appears hereon.
                                     If the stock is  registered in the names of
                                     two or  more  persons,  each  should  sign.
                                     Executors,    administrators,     trustees,
                                     guardians, attorneys and corporate officers should add their titles.